EXECUTION

STRUCTURED ASSET SECURITIES CORPORATION,

as Depositor,

AURORA LOAN SERVICES LLC,

as Master Servicer,

and

CITIBANK, N.A.,

as Trustee

___________________________

TRUST AGREEMENT

Dated as of June 1, 2005

___________________________

LEHMAN XS TRUST

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2005-1

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

16

Section 1.01.

Definitions.

16

Section 1.02.

Calculations Respecting Mortgage Loans.

59

Section 1.03.

Calculations Respecting Accrued Interest.

59

ARTICLE II DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

59

Section 2.01.

Creation and Declaration of Trust Fund;

Conveyance of Mortgage Loans.

59

Section 2.02.

Acceptance of Trust Fund by Trustee: Review

of Documentation for Trust Fund.

63

Section 2.03.

Representations and Warranties of the Depositor.

65

Section 2.04.

Discovery of Breach.

66

Section 2.05.

Repurchase, Purchase or Substitution of Mortgage Loans.

67

Section 2.06.

Grant Clause.

68

ARTICLE III THE CERTIFICATES

69

Section 3.01.

The Certificates.

69

Section 3.02.

Registration.

70

Section 3.03.

Transfer and Exchange of Certificates.

70

Section 3.04.

Cancellation of Certificates.

74

Section 3.05.

Replacement of Certificates.

74

Section 3.06.

Persons Deemed Owners.

74

Section 3.07.

Temporary Certificates.

74

Section 3.08.

Appointment of Paying Agent.

75

Section 3.09.

Book-Entry Certificates.

75

ARTICLE IV ADMINISTRATION OF THE TRUST FUND

77

Section 4.01.

Collection Account.

77

Section 4.02.

Application of Funds in the Collection Account.

79

Section 4.03.

Reports to Certificateholders.

81

Section 4.04.

Certificate Account.

84

ARTICLE V DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

86

Section 5.01.

Distributions Generally.

86

Section 5.02.

Distributions from the Certificate Account.

86

Section 5.03.

Allocation of Losses.

97

Section 5.04.

Advances by Master Servicer, Servicers and Trustee.

98

Section 5.05.

Compensating Interest Payments.

99

Section 5.06.

Basis Risk Reserve Funds.

99

ARTICLE VI CONCERNING THE TRUSTEE EVENTS OF DEFAULT

101

Section 6.01.

Duties of Trustee.

101

Section 6.02.

Certain Matters Affecting the Trustee.

103

Section 6.03.

Trustee Not Liable for Certificates.

104

Section 6.04.

Trustee May Own Certificates.

105

Section 6.05.

Eligibility Requirements for Trustee.

105

Section 6.06.

Resignation and Removal of Trustee.

105

Section 6.07.

Successor Trustee.

106

Section 6.08.

Merger or Consolidation of Trustee.

107

Section 6.09.

Appointment of Co-Trustee, Separate Trustee or Custodian.

107

Section 6.10.

Authenticating Agents.

109

Section 6.11.

Indemnification of Trustee.

110

Section 6.12.

Fees and Expenses of Trustee and Custodians.

110

Section 6.13.

Collection of Monies.

111

Section 6.14.

Events of Default; Trustee To Act; Appointment of Successor.

111

Section 6.15.

Additional Remedies of Trustee Upon Event of Default.

115

Section 6.16.

Waiver of Defaults.

115

Section 6.17.

Notification to Holders.

116

Section 6.18.

Directions by Certificateholders and Duties of

Trustee During Event of Default.

116

Section 6.19.

Action Upon Certain Failures of the Master Servicer and Upon

Event of Default.

116

Section 6.20.

Preparation of Tax Returns and Other Reports.

117

ARTICLE VII PURCHASE OF MORTGAGE LOANS AND TERMINATION

OF THE TRUST FUND

119

Section 7.01.

Purchase of Mortgage Loans; Termination of a Mortgage

Pool or the Trust Fund Upon Purchase or Liquidation

of Mortgage Loans.

119

Section 7.02.

Procedure Upon Termination of Trust Fund.

121

Section 7.03.

Additional Trust Fund Termination Requirements.

122

Section 7.04.

Optional Purchase Right of NIMS Insurer.

123

ARTICLE VIII RIGHTS OF CERTIFICATEHOLDERS

123

Section 8.01.

Limitation on Rights of Holders.

123

Section 8.02.

Access to List of Holders.

124

Section 8.03.

Acts of Holders of Certificates.

125

ARTICLE IX ADMINISTRATION AND SERVICING OF MORTGAGE

LOANS BY THE MASTER SERVICER

126

Section 9.01.

Duties of the Master Servicer.

126

Section 9.02.

Master Servicer Fidelity Bond and Master Servicer Errors

and Omissions Insurance Policy.

126

Section 9.03.

Master Servicer’s Financial Statements and

Related Information.

127

Section 9.04.

Power to Act; Procedures.

127

Section 9.05.

Enforcement of Servicer’s and Master Servicer’s Obligations.

129

Section 9.06.

Collection of Taxes, Assessments and Similar Items.

130

Section 9.07.

Termination of Servicing Agreements; Successor Servicers.

131

Section 9.08.

Master Servicer Liable for Enforcement.

132

Section 9.09.

No Contractual Relationship Between Any Servicer and

Trustee or Depositor.

132

Section 9.10.

Assumption of Servicing Agreement by Trustee.

132

Section 9.11.

Due-on-Sale Clauses; Assumption Agreements; Easements.

133

Section 9.12.

Release of Mortgage Files.

133

Section 9.13.

Documents, Records and Funds in Possession of Master

Servicer To Be Held for Trustee.

134

Section 9.14.

Representations and Warranties of the Master Servicer.

136

Section 9.15.

Opinion.

138

Section 9.16.

Standard Hazard and Flood Insurance Policies.

138

Section 9.17.

Presentment of Claims and Collection of Proceeds.

139

Section 9.18.

Maintenance of the Primary Mortgage Insurance Policies.

139

Section 9.19.

Trustee To Retain Possession of Certain Insurance

Policies and Documents.

140

Section 9.20.

Realization Upon Defaulted Mortgage Loans.

140

Section 9.21.

Compensation to the Master Servicer.

141

Section 9.22.

REO Property.

141

Section 9.23.

[Reserved]

142

Section 9.24.

Reports to the Trustee.

142

Section 9.25.

Annual Officer’s Certificate as to Compliance.

142

Section 9.26.

Annual Independent Accountants’ Servicing Report.

143

Section 9.27.

Merger or Consolidation.

144

Section 9.28.

Resignation of Master Servicer.

144

Section 9.29.

Assignment or Delegation of Duties by the Master Servicer.

144

Section 9.30.

Limitation on Liability of the Master Servicer and Others.

145

Section 9.31.

Indemnification; Third-Party Claims.

146

ARTICLE X REMIC ADMINISTRATION

146

Section 10.01.

REMIC Administration.

146

Section 10.02.

Prohibited Transactions and Activities.

149

Section 10.03.

Indemnification with Respect to Certain Taxes

and Loss of REMIC Status.

149

Section 10.04.

REO Property.

150

ARTICLE XI MISCELLANEOUS PROVISIONS

150

Section 11.01.

Binding Nature of Agreement; Assignment.

150

Section 11.02.

Entire Agreement.

151

Section 11.03.

Amendment.

151

Section 11.04.

Voting Rights.

152

Section 11.05.

Provision of Information.

152

Section 11.06.

Governing Law.

153

Section 11.07.

Notices.

153

Section 11.08.

Severability of Provisions.

153

Section 11.09.

Indulgences; No Waivers.

153

Section 11.10.

Headings Not To Affect Interpretation.

154

Section 11.11.

Benefits of Agreement.

154

Section 11.12.

Special Notices to the Rating Agencies.

154

Section 11.13.

Conflicts.

155

Section 11.14.

Counterparts.

155

Section 11.15.

Transfer of Servicing.

155

ATTACHMENTS

Exhibit A

Forms of Certificates

Exhibit B-1

Form of Initial Certification

Exhibit B-2

Form of Interim Certification

Exhibit B-3

Form of Final Certification

Exhibit B-4

Form of Endorsement

Exhibit C

Request for Release of Documents and Receipt

Exhibit D-l

Form of Residual Certificate Transfer Affidavit (Transferee)

Exhibit D-2

Form of Residual Certificate Transfer Affidavit (Transferor)

Exhibit E

Servicing Agreements for Aurora Loan Services LLC, Bank of America, N.A., Colonial Savings, F.A., Countrywide Home Loans, Inc., Citibank, N.A., Third Federal Savings and Loan Association of Cleveland and Wells Fargo Bank, N.A.

Exhibit F

Form of Rule 144A Transfer Certificate

Exhibit G

Form of Purchaser’s Letter for Institutional Accredited Investors

Exhibit H

Form of ERISA Transfer Affidavit

Exhibit I

[Reserved]

Exhibit J

[Reserved]

Exhibit K

Custodial Agreements for LaSalle Bank National Association and U.S. Bank National Association

Exhibit L

[Reserved]

Exhibit M

Form Certifications to be Provided by the Trustee to the Depositor

Exhibit N-1

Group 1 Senior Cap Agreement

Exhibit N-2

Class 3-A1 Cap Agreement

Exhibit N-3

Class 3-A2A Cap Agreement

Exhibit O

[Reserved]

Exhibit P

[Reserved]

Schedule A

Mortgage Loan Schedule (by Mortgage Pool)

This TRUST AGREEMENT (“Trust Agreement”), dated as of June 1, 2005 (the “Agreement”), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”), and CITIBANK, N.A., a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund.  All covenants and agreements made by the Seller in the Mortgage Loan Sale Agreement and by the Depositor, the Master Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates.  The Depositor, the Trustee and the Master Servicer are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of (i) the Pool 1-2 Basis Risk Reserve Fund, (ii) the Pool 3 Basis Risk Reserve Fund, (iii) the Group 1 Senior Cap Agreement, (iv) the Class 3-A1 Cap Agreement, (v) the Class 3-A2A Cap Agreement and (vi) the rights to receive (and the obligations to pay) Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls (collectively, the “Excluded REMIC Assets”) be treated for federal income tax purposes as comprising seven real estate mortgage investment conduits (each, a “REMIC”) designated as REMIC LT-1&2, REMIC MT1-1&2, REMIC MT2-1&2, REMIC UT-1&2, REMIC LT-3, REMIC MT-3 and REMIC UT-3.

REMIC LT-1&2 shall hold the assets of the Trust Fund related to Pool 1 and Pool 2, other than any Excluded REMIC Assets, and shall issue several uncertificated interests.  Each such interest, other than the Class LT1-R Interest, is hereby designated as a REMIC regular interest.  The Class LT1-R Interest is hereby designated as the sole residual interest in REMIC LT-1&2.

REMIC MT1-1&2 shall hold the several classes of uncertificated interests issued by REMIC LT-1&2, other than the Class LT1-R Interest.  REMIC MT1-1&2 shall issue several uncertificated interests.  Each such interest, other than the Class LT2-R Interest, is hereby designated as a REMIC regular interest.  The Class LT2-R Interest is hereby designated as the sole residual interest in REMIC MT1-1&2.

REMIC MT2-1&2 shall hold the several classes of uncertificated interests issued by REMIC MT1-1&2, other than the Class LT2-R Interest.  REMIC MT2-1&2 shall issue several uncertificated interests.  Each such interest, other than the Class LT3-R Interest, is hereby designated as a REMIC regular interest.  The Class LT3-R Interest is hereby designated as the sole residual interest in REMIC MT2-1&2.

REMIC UT-1&2 shall hold the several classes of uncertificated interests issued by REMIC MT2-1&2, other than the Class LT3-R Interest.  Each Class of Group 1 Senior Certificates, Group 2 Senior Certificates and the Crossed Subordinate Certificates and the Class 1-AX Certificates, the Class P Certificates and the Class X Certificates (exclusive of any right to receive or obligation to pay Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls) represent ownership of regular interests in REMIC UT-1&2.  The Class R Certificate represents ownership of the sole class of residual interest in REMIC UT-1&2 as well as ownership of the Class LT1-R, Class LT2-R and Class LT3-R Interests.

REMIC LT-3 shall hold the assets of the Trust Fund related to Pool 3, other than any Excluded REMIC Assets, and shall issue several uncertificated interests.  Each such interest, other than the Class LT4-R Interest, is hereby designated as a REMIC regular interest.  The Class LT4-R Interest is hereby designated as the sole residual interest in REMIC LT-3.

REMIC MT-3 shall hold the several classes of uncertificated interests issued by REMIC LT-3, other than the Class LT4-R Interest.  REMIC MT-3 shall issue several uncertificated interests.  Each such interest, other than the Class LT5-R Interest, is hereby designated as a REMIC regular interest.  The Class LT5-R Interest is hereby designated as the sole residual interest in REMIC MT-3.

REMIC UT-3 shall hold the several classes of uncertificated interests issued by REMIC MT-3, other than the Class LT5-R Interest.  Each Class of the Group 3 Certificates and Group 3 Subordinate Certificates and the Class 3-AIO Certificates, the Class 3-P Certificates and the Class 3-X Certificates (exclusive of any right to receive or obligation to pay Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls)  represent ownership of regular interests in REMIC UT-3.  The Class 3-R Certificate represents ownership of the sole class of residual interest in REMIC UT-3 as well as ownership of the Class LT4-R Interest in REMIC LT-3 and the Class LT5-R Interest in REMIC MT-3.

Each of the Group 1 Senior Certificates, the Group 2 Senior Certificates, the Crossed Subordinate Certificates, the Group 3 Senior Certificates and the Group 3 Subordinate Certificates, in addition to representing ownership of a regular interest in a REMIC, also represents the right to receive payments with respect to any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls pursuant to Section 5.06.

REMIC LT-1&2

The following table sets forth (or describes) the Class designation, interest rate, and initial principal amount for each Class of REMIC LT-1&2 Lower Tier Interests.

REMIC LT-1&2 Lower Tier Class Designation	REMIC LT-1&2 Lower Tier Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
LT1-1-A1	(1)	(7)	1-A1
LT1-1-A2	(1)	(7)	1-A2
LT1-1-A3	(1)	(7)	1-A3
LT1-1-A4	(1)	(7)	1-A4
LT1-1-M1	(1)	(8)	1-M1
LT1-1-M2	(1)	(8)	1-M2
LT1-1-M3	(1)	(8)	1-M3
LT1-1-M4	(1)	(8)	1-M4
LT1-Pool-1A	(1)	(2)	N/A
LT1-Pool-1B	(1)	(3)	N/A
LT1-Pool-2	(4)	(5)	N/A
LT1-R	(6)	(6)	N/A

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC LT-1&2 Lower Tier Interests is a per annum rate equal to the Pool 1 Net Funds Cap.

(2)

This interest shall have an initial principal balance equal to the excess of 10% of the Pool Balance for Pool 1 and Pool 2 as of the Cut-off Date over the aggregate initial principal balance of each other regular interest in REMIC LT-1&2 other than the Class LT1-Pool-1B and Class LT1-Pool 2 Interest.

(3)

This interest shall have an initial principal balance equal to 90% of the Pool Balance for Pool 1 as of the Cut-off Date.

(4)

This interest shall have an initial principal balance equal to the Pool Balance for Pool 2 as of the Cut-off Date.

(5)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Lower Tier Interest is a per annum rate equal to the Pool 2 Net Funds Cap.

(6)

The Class LT1-R Interest is the sole Class of residual interest in REMIC LT-1&2.  It does not have an interest rate or a principal balance.

(7)

This interest shall have an initial principal balance equal to 10% of the initial principal balance of the Corresponding Class of Certificates for this interest.

(8)

This interest shall have an initial principal balance equal to the product of (i) 10% of the initial principal balance of the Corresponding Class of Certificates for this interest and (ii) a fraction the numerator of which is the Pool Subordinate Amount for Pool 1 as of the Closing Date and the denominator of which the sum of the Pool Subordinate Amount for Pool 1 as of the Closing Date and the Pool Subordinate Amount for Pool 2 as of the Closing Date.

On each Distribution Date, the Trustee shall be deemed to first pay or charge as an expense of REMIC LT-1&2 all expenses of the Trust in respect of Pool 1 or Pool 2  for such Distribution Date.

On each Distribution Date, the Trustee shall be deemed to distribute the Interest Remittance Amount for Pool 1 and Pool 2 to the Lower Tier Interests in REMIC LT-1&2 based on the above-described interest rates; provided, however, that interest that accrues on the Class LT1-Pool-1B Interest shall be deferred to the extent necessary to make the principal distributions described below for such Distribution Date on the other classes of Lower Tier Interests.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT1-Pool-1B Interest.

On each Distribution Date, the Trustee shall be deemed to distribute the Principal Remittance Amount with respect to Pool 1 (together with an amount equal to the interest deferred on the Class LT1-Pool-1B Interest for such Distribution Date), and Realized Losses with respect to Pool 1 shall be allocated, among the Lower Tier Interests in REMIC LT-1&2 in the following order of priority:

(i)

First, to Class LT1-1-A1, Class LT1-1-A2, Class LT1-1-A3 and Class LT1-1-A4 Interests until the principal balance of each such class equals 10% of the Class Principal Amount of the Corresponding Class of Certificates for such Interest immediately after such Distribution Date;

(ii)

Second, to the Class LT1-1-M1 Interest until its principal balance equals zero, 10% of the principal paid on, and Realized Losses allocated to, the Class M1 Certificates on such Distribution Date from Pool 1;

(iii)

Third, to the Class LT1-1-M2 Interest until its principal balance equals zero, 10% of the principal paid on, and Realized Losses allocated to, the Class M2 Certificates on such Distribution Date from Pool 1;

(iv)

Fourth, to the Class LT1-1-M2 Interest until its principal balance equals zero, 10% of the principal paid on, and Realized Losses allocated to, the Class M2 Certificates on such Distribution Date from Pool 1;

(v)

Fifth, to the Class LT1-1-M3 Interest until its principal balance equals zero, 10% of the principal paid on, and Realized Losses allocated to, the Class M3 Certificates on such Distribution Date from Pool 1;

(vi)

Sixth, to the Class LT1-1-M4 Interest until its principal balance equals 10% of the Class Principal Amount of the Class M4 Certificates immediately after such Distribution Date;

(vii)

Seventh, to the Class LT1-Pool-1A Interest until its principal balance equals the excess of (i) 10% of the Pool Balance over (ii) the aggregate outstanding principal amount of each other regular interest in REMIC LT-1&2 other than the Class LT1-Pool-1B and Class LT1-Pool-2 Interests; and

(x)

Finally, to the Class LT1-Pool-1B Interest, any remaining amounts.

On each Distribution Date, the Trustee shall be deemed to distribute the Principal Remittance Amount with respect to Pool 2, and Realized Losses with respect to Pool 2 shall be allocated, to the Class LT1-Pool-2 Interest.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period with respect to Pool 1 to the Class LT1-Pool-1B Interest, and the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period with respect to Pool 2 to the Class LT1-Pool-2 Interest.

REMIC MT1-1&2

REMIC 2 Lower Tier Class Designation	REMIC 2 Lower Tier Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
Class LT2-1-A1	(1)	(2)	1-A1
Class LT2-1-A2	(1)	(2)	1-A2
Class LT2-1-A3	(1)	(2)	1-A3
Class LT2-1-A4	(1)	(2)	1-A4
Class LT2-Pool-1	(1)	(5)	N/A
Class LT2-2-A1	(1)	(2)	2-A1
Class LT2-2-A2	(1)	(2)	2-A2
Class LT2-Pool-2	(1)	(6)	NA
Class LT2-1-AX	(3)	(3)	1-AX
Class LT2-R	(4)	(4)	N/A

(1)

The interest rate with respect to any Distribution Date before the Distribution Date in January 2008 (and the related Accrual Period) for each of these REMIC 2 Lower Tier Interests is a per annum rate equal to the greater of  (i) the Net Funds Cap for Pool 1 minus 1.70% (0.850%, for each Distribution Date after June 2006) and (ii) the weighted average of the Lower Tier Interests in REMIC LT-1&2 other than the Class LT1-Pool-1B and Class LT1-Pool-2 Interests, determined for this purpose by first subjecting the rate payable on the Class LT1-Pool-1A Interest to a cap of zero and subjecting the rate payable on the Class LT1-1-A1, Class LT1-1-A2, Class LT1-1-A3, Class LT1-1-M1, Class LT1-1-M2, Class LT1-1-M3 and Class LT1-1-M4 Interests to a cap that corresponds to the Certificate Interest Rate for the Corresponding Class of Certificates for such Distribution Date.  Thereafter, this intersest shall bear interest at a per annum rate equal to the Net Funds Cap for Pool 1.

(2)

This interest shall have an initial principal balance equal to the initial principal balance of its corresponding Class of Certificates.

(3)

This Lower Tier Interest shall be an interest-only regular interest.  On each Distribution Date, it shall be entitled to receive an amount equal to that distributable on such Distribution Date on the Class 1-AX Certificates.

(4)

The Class LT2-R Interest is the sole Class of residual interest in REMIC 2.  It does not have an interest rate or a principal balance.

(5)

This interest shall have an initial principal balance equal to the Pool Subordinate Amount for Pool 1 as of the Closing Date.

(6)

This interest shall have an initial principal balance equal to the Pool Subordinate Amount for Pool 2 as of the Closing Date.

On each Distribution Date, the Trustee shall be deemed to distribute the Interest Remittance Amount for Pool 1 to the Class LT2-1-A1, Class LT2-1-A2, Class LT2-1-A3, Class LT2-1-A4 and Class LT2-Pool-1 Interests based on the above-described interest rates; provided, however, that interest that accrues on the Class LT2-Pool-1 Interest shall be deferred to the extent necessary to make the principal distributions described below for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT2-Pool-1 Interest.

On each Distribution Date, the Trustee shall be deemed to distribute the Principal Remittance Amount with respect to Pool 1 (together with an amount equal to the interest deferred on the Class LT2-Pool-1B Interest for such Distribution Date), and Realized Losses with respect to Pool 1 shall be allocated in the following order of priority:

(i)

First, to Class LT2-1-A1 and Class LT2-1-A2 Interests until the principal balance of each such class equals the Class Principal Amount of the Corresponding Class of Certificates for such Interest immediately after such Distribution Date; and

(ii)

Second, to the Class LT2-Pool-1 Interest until its principal balance equals zero.

On each Distribution Date, the Trustee shall be deemed to distribute the Interest Remittance Amount for Pool 2 to the Class LT2-2-A1, Class LT2-2-A2 and Class LT2-Pool-2 Interests based on the above-described interest rates; provided, however, that interest that accrues on the Class LT2-Pool-2 Interest shall be deferred to the extent necessary to make the principal distributions described below for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT2-Pool-2 Interest.

On each Distribution Date, the Trustee shall be deemed to distribute the Principal Remittance Amount with respect to Pool 2 (together with an amount equal to the interest deferred on the Class LT2-Pool-2 Interest for such Distribution Date), and Realized Losses with respect to Pool 2 shall be allocated in the following order of priority:

(i)

First, to Class LT2-2-A1 and Class LT2-2-A2 Interests until the principal balance of each such class equals the Class Principal Amount of the Corresponding Class of Certificates for such Interest immediately after such Distribution Date; and

(ii)

Second, to the Class LT2-Pool-2 Interest until its principal balance equals zero.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period with respect to Pool 1 to the Class LT2-Pool-1 Interest, and the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period with respect to Pool 2 to the Class LT2-Pool-2 Interest.

REMIC MT2-1&2

The following table sets forth (or describes) the Class designation, interest rate, and initial principal amount for each Class of REMIC MT2-1&2 Lower Tier Interests.

REMIC MT2-1&2 Lower Tier Class Designation	REMIC MT2-1&2 Lower Tier Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
Class LT3-1-A1	(1)	(5)	1-A1
Class LT3-1-A2	(1)	(5)	1-A2
Class LT3-1-A3	(1)	(5)	1-A3
Class LT3-1-A4	(1)	(5)	1-A4
Class LT3-2-A1	(2)	(5)	2-A1
Class LT3-2-A2	(2)	(5)	2-A2
Class LT3-M1	(3)	(5)	M1
Class LT3-M2	(3)	(5)	M2
Class LT3-M3	(3)	(5)	M3
Class LT3-M4	(3)	(5)	M4
Class LT3-Q	(4)	(10)	N/A
Class LT3-Pool-1	(1)	(6)	N/A
Class LT3-Pool-2	(2)	(7)	N/A
Class LT3-AX	(8)	(8)	1-AX
Class LT3-R	(9)	(9)	N/A

(1)

The interest rate with respect to this Lower Tier Interests is the same as the interest rate of the Class LT2-1-A1, Class LT2-1-A2, Class LT2-1-A3 and Class LT2-1-A4 Interests.

(2)

The interest rate with respect to this Lower Tier Interests is the same as the interest rate of the Class LT2-2-A1 and Class LT2-2-A2 Interests.

(3)

This interest shall bear interest at the weighted average of the interest rates of the Class LT2-Pool-1 and Class LT2-Pool-2 Interests, weighted on the basis of their outstanding principal balances.

(4)

This interest shall bear interest at the weighted average of the interest rates of the Lower Tier Interests in REMIC MT1-1&2 other than any interest-only regular interest, weighted on the basis of their outstanding principal balances.

(5)

This interest shall have an initial principal balance equal to one-quarter of the initial principal balance of the Corresponding Class of Certificates for this interest.

(6)

This interest shall have an initial principal balance equal to the excess of (i) one-half of the Pool Balance for Pool 1 as of the Cut-off Date over the aggregate initial principal balance of the Class LT3-1-A1, Class LT3-1-A2, Class LT3-1-A3  and Class LT3-1-A4 Interests.

(7)

This interest shall have an initial principal balance equal to the excess of (i) one-half of the Pool Balance for Pool 2 as of the Cut-off Date over the aggregate initial principal balance of the Class LT3-2-A1 and Class LT3-2-A2 Interests.

(8)

This Lower Tier Interest shall be an interest-only regular interest.  On each Distribution Date, it shall be entitled to receive an amount equal to that distributable on such Distribution Date on the Class 1-AX Certificates.

(9)

The Class LT3-R Interest is the sole Class of residual interest in REMIC MT2-1&2.  It does not have an interest rate or a principal balance.

(10)

This interest shall have an initial principal balance equal to the excess of the Pool Balance for Pool 1 and Pool 2 as of the Cut-off Date over the aggregate initial principal balance of each other regular interest in REMIC MT2-1&2.

On each Distribution Date, the Trustee shall be deemed to distribute the Interest Remittance Amount in respect of the Lower Tier Interests in REMIC MT2-1&2 based on the above-described interest rates; provided, however, that interest that accrues on the Class LT3-Q Interest shall be deferred to the extent necessary to make the principal distributions described below for such Distribution Date on the other classes of Lower Tier Interests.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT3-Q Interest.

On each Distribution Date, the Trustee shall be deemed to distribute the Principal Remittance Amount (together with an amount equal to the interest deferred on the Class LT3-Q Interest for such Distribution Date), and Realized Losses shall be allocated, among the Lower Tier Interests in REMIC MT2-1&2 in the following order of priority:

(i)

First, to each class of Interests with a Corresponding Class of Certificates until the principal balance of each such class equals one-quarter of the Class Principal Amount of the Corresponding Class of Certificates for such Interest immediately after such Distribution Date;

(ii)

Second, to the Class LT3-Pool-1 Interest until its principal balance equals the excess of (i) one-half of the Pool Balance for Pool 1 over the aggregate principal balance of the Class LT3-1-A1, Class LT3-1-A2, Class LT3-1-A3 and Class LT3-1-A4 Interests;

(iii)

Third, to the Class LT3-Pool-2 Interest until its principal balance equals the excess of (i) one-half of the Pool Balance for Pool 2 over the aggregate principal balance of the Class LT3-2-A1 and Class LT3-2-A2 Interests; and

(iv)

Finally, to the Class LT3-Q Interest, any remaining amounts.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period to the Class LT3-Q Interest.

REMIC LT-3

The following table sets forth (or describes) the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower Tier Interests in REMIC LT-3.

REMIC 1 Lower Tier Class Designation	REMIC 1 Lower Tier Interest Rate	Initial Class Principal Amount
Class LT4-3-A2A-1	(1)	(4)
Class LT4-3-A2A-2	(2)	(4)
Class LT4-Pool 3	(3)	(5)
Class LT4-R	(6)	(6)

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for this  Lower Tier Interest is a per annum rate equal to (i) 2 multiplied by (ii) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 3 as of the first day of the related Collection Period (adjusted for any prepayment received after such first day and distributed on a prior Distribution Date), subject to a maximum rate of 10%.

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for this  Lower Tier Interest is a per annum rate equal to the excess if any of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 3 as of the first day of the related Collection Period (adjusted for any prepayment received after such first day and distributed on a prior Distribution Date) over (ii) 10%.

(3)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for this  Lower Tier Interest is a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 3 as of the first day of the related Collection Period (adjusted for any prepayment received after such first day and distributed on a prior Distribution Date).

(4)

This interest shall have an initial principal balance equal to one-half of the initial principal balance of the Class 3-A2-A Certificates.

(5)

This interest shall have an initial principal balance equal to the excess of the Pool Balance for Pool 3 as of the Cut-off Date over the aggregate initial principal balance of the Class LT4-3-A2-A-1 and Class LT4-3-A2-A-2 Interests.

(6)

The Class LT4-R Interest is the sole Class of residual interest in REMIC LT-3.  It does not have an interest rate or a principal balance.

On each Distribution Date, the Trustee shall be deemed to first pay or charge as an expense of REMIC LT-3 all expenses of the Trust in respect of Pool 3  for such Distribution Date.

On each Distribution Date, the Trustee shall be deemed to distribute the Interest Remittance Amount for Pool 3 to the Lower Tier Interests in REMIC LT-3 based on the above-described interest rates; provided, however, that interest that accrues on the Class LT4-Pool-3 Interest shall be deferred to the extent necessary to make the principal distributions described below for such Distribution Date on the other classes of Lower Tier Interests.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT4-Pool-3 Interest.

On each Distribution Date, the Trustee shall be deemed to distribute the Principal Remittance Amount with respect to Pool 3 (together with an amount equal to the interest deferred on the Class LT4-Pool-3 Interest for such Distribution Date), and Realized Losses with respect to Pool 3 shall be allocated, among the Lower Tier Interests in REMIC LT-3 in the following order of priority:

(i)

First, pro rata, to Class LT4-3-A2-A-1 and Class LT4-3-A2-A-2 Interests, based on their outstanding principal balances, until the aggregate principal balance of such Interests equals the Class Principal Amount of  Class 3-A2A for such Interest immediately after such Distribution Date;

(ii)

Second, to the Class LT4-Pool-3 Interest, any remaining amounts.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period with respect to Pool 3 to the Class LT4-Pool-3 Interest.

REMIC MT-3

The following table sets forth (or describes) the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower Tier Interests in REMIC MT-3.

REMIC MT-3 Lower Tier Class Designation	REMIC MT-3 Lower Tier Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
Class LT5-3-A1	(1)	(2)	3-A1
Class LT5-3-A2A	(1)	(2)	3-A2A
Class LT5-3-A2B	(1)	(2)	3-A2B
Class LT5-3-A3A	(1)	(2)	3-A3A
Class LT5-3-A3B	(1)	(2)	3-A3B
Class LT5-A4	(1)	(2)	3-A4
Class LT5-M1	(1)	(2)	3-M1
Class LT5-M2	(1)	(2)	3-M2
Class LT5-M3	(1)	(2)	3-M3
Class LT5-Q	(1)	(3)	N/A
Class LT5-AIO	(4)	(4)	3-AIO
Class LT5-R	(5)	(5)	R

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower Tier Interests (the “Pool 3 REMIC Maximum Rate”) is a per annum rate equal to the weighted average of the interest rates of the Lower Tier Interests in REMIC LT-3, provided that the interest rate of  the Class LT4-3-A2A-1 Interest shall be treated as the lesser of LIBOR and the interest rate of  the Class LT4-3-A2A-1 Interest.

(2)

This interest shall have an initial principal balance equal to one-half of the initial principal balance of the Corresponding Class of Certificates for this interest.

(3)

This interest shall have an initial principal balance equal to the excess of (i) the Pool Balance for Pool 3 as of the Cut-off Date over the aggregate initial principal balance of each other Lower Tier Interest in REMIC MT-3.

(4)

This Lower Tier Interest shall be an interest-only regular interest.  On each Distribution Date, it shall be entitled to receive interest, if any, accrued on the Class LT4-3-A2A-1 at the rate thereof over 2 times LIBOR..

(5)

The Class LT5-R Interest is the sole Class of residual interest in REMIC MT-3.  It does not have an interest rate or a principal balance.

On each Distribution Date, the Trustee shall distribute the remaining Interest Remittance Amount for Pool 3 to the Lower Tier Interests in REMIC MT-3 at the rates described above, pro rata, based on the amount of interest accrued on each such Lower Tier Interest for the related Accrual Period; provided however, that interest that accrues on the Class LT5-Q Interest shall be deferred in an amount necessary to make the principal distributions described below for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT5-Q Interest.

On each Distribution Date, the Trustee shall distribute the Principal Remittance Amount for Pool 3, together with any interest deferred on the Class LT5-Q Interest on such Distribution Date, to the Lower Tier Interests in REMIC MT-3 in the following order of priority:

(a)

First, to each Lower Tier Interest having a Corresponding Class of Certificates until the Class Principal Amount of each such Lower Tier Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates for such Interest immediately after such Distribution Date;

(b)

Second, to the Class LT5-Q Interest, any remaining amounts.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums with respect to Pool 3 collected during the preceding Prepayment Period to the Class LT5-Q Interest.

All losses on the Mortgage Loans in Pool 3 shall be allocated among the Lower Tier Interests in REMIC MT-3 in the same manner that principal distributions are allocated.

The Certificates

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

Class Designation	Interest Rate	Initial Class Principal Amount or Class Notional Amount ($)	Minimum Denominations

Class 1-A1	(1)	$87,000,000.00	$25,000
Class 1-A2	(2)	$178,000,000.00	$25,000
Class 1-A3	(3)	$49,458,000.00	$25,000
Class 1-A4	(4)	$34,940,000.00	$25,000
Class 1-AX	(5)	$388,868,463.89	$1,000,000
Class 2-A1	(6)	$199,681,000.00	$25,000
Class 2-A2	(7)	$22,557,000.00	$25,000
Class 3-A1	(8)	$96,389,000.00	$25,000
Class 3-A2A	(9)	$60,000,000.00	$25,000
Class 3-A2B	(10)	$8,056,000.00	$25,000
Class 3-A3A	(11)	$33,176,000.00	$25,000
Class 3-A3B	(12)	$10,000,000.00	$25,000
Class 3-A4	(13)	$23,069,000.00	$25,000
Class 3-AIO	(14)	$60,000,000.00	$1,000,000
Class M1	(15)	$35,627,000.00	$100,000
Class M2	(16)	$11,452,000.00	$100,000
Class M3	(17)	$8,589,000.00	$100,000
Class M4	(18)	$3,181,000.00	$100,000
Class 3-M1	(19)	$6,314,000.00	$100,000
Class 3-M2	(20)	$3,642,000.00	$100,000
Class 3-M3	(21)	$2,185,000.00	$100,000
Class P	(22)	(22)	(28)
Class 3-P	(23)	(23)	(28)
Class X	(24)	(24)	(28)
Class 3-X	(25)	(25)	(28)
Class R	(26)	(26)	(28)
Class 3-R	(27)	(27)	(28)

(1)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 1-A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.1050% (the “1-A1 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A1 Certificates will be LIBOR plus 0.1575%.

(2)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 1-A2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.2600% (the “1-A2 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A2 Certificates will be LIBOR plus 0.3900%.

 (3)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 1-A3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.3700% (the “1-A3 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A3 Certificates will be LIBOR plus 0.5550%.

(4)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 1-A4 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.3400% (the “1-A4 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A4 Certificates will be LIBOR plus 0.5100%.

(5)

The Class 1-AX Certificates are Notional Certificates.  For any Distribution Date, the Class Notional Amount of the Class 1-AX Certificates shall be equal to the Pool Balance for Pool 1 as of the first day of the related Collection Period.  The Certificate Interest Rate for the Class 1-AX Certificates with respect to any Distribution Date (and related Accrual Period) up to and including the Distribution Date in June 2006 will equal the lesser of (1) 1.700% per annum and (2) the excess, if any, of (x) the Pool 1 Net Funds Cap over (y) the Group 1 Weighted Average Coupon; with respect to any Distribution Date (and related Accrual Period) in June 2006 and up to and including the Distribution Date in December 2007, the lesser of (1) 0.850% per annum and (2) the excess, if any, of (x) the Pool 1 Net Funds Cap over (y) the Group 1 Weighted Average Coupon.  After the Distribution Date in December 2007, the Class 1-AX Certificates will not be entitled to distributions of any kind.

(6)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) up to and including the Distribution Date in May 2008 for the Class 2-A1 Certificates will be the lesser of (1) 4.660% per annum and (2) the Pool 2 Net Funds Cap; thereafter, the Certificate Interest Rate for each Distribution Date (and related Accrual Period) will equal the lesser of (x) LIBOR plus 1.5000% and (y) the Pool 2 Net Funds Cap.

(7)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) up to and including the Distribution Date in May 2008 for the Class 2-A2 Certificates will be the lesser of (1) 4.660% per annum and (2) the Pool 2 Net Funds Cap; thereafter, the Certificate Interest Rate for each Distribution Date (and related Accrual Period) will equal the lesser of (x) LIBOR plus 1.5000% and (y) the Pool 2 Net Funds Cap.

(8)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.1300% (the “3-A1 Margin”) and (ii) the Pool 3 Net Funds Cap for such Distribution Date; provided, that if the Pool 3 Mortgage Loans and related property in the Trust Fund are not purchased pursuant to Section 7.01(c) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) with respect to the Class 3-A1 Certificates will be LIBOR plus 0.2600%.

(9)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A2A Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.6100% (the “3-A2A Margin”) and (ii) the Pool 3 Net Funds Cap for such Distribution Date.

(10)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A2B Certificates is the per annum rate equal to the lesser of (i) 4.8000% and (ii) the Pool 3 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(c) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-A2B Certificates will be 5.3000%.

(11)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A3A Certificates is the per annum rate equal to the lesser of (i) 5.1100% and (ii) the Pool 3 Net Funds Cap for such Distribution Date; provided, that if the Pool 3 Mortgage Loans and related property of the Trust Fund are not purchased pursuant to Section 7.01(c) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-A3A Certificates will be 5.6100%.

(12)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A3B Certificates is the per annum rate equal to the lesser of (i) 5.3100% and (ii) the Pool 3 Net Funds Cap for such Distribution Date; provided, that if the Pool 3 Mortgage Loans and related property of the Trust Fund are not purchased pursuant to Section 7.01(c) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-A3B Certificates will be 5.8100%.

(13)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A4 Certificates is the per annum rate equal to the lesser of (i) 4.8700% and (ii) the Pool 3 Net Funds Cap for such Distribution Date; provided, that if the Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(c) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-A4 Certificates will be 5.3700%.

(14)

The Class 3-AIO Certificates are Notional Certificates.  For any Distribution Date, the Class Notional Amount of the Class 3-AIO Certificates shall be equal to the Class Principal Amount of the Class 3-A2A Certificates before any reduction for distributions made on such Distribution Date.  The Certificate Interest Rate for the Class 3-AIO Certificates for any Distribution Date (and related Accrual Period) will be 5.0000% minus LIBOR, but subject to the Pool 3 Net Funds Cap and to a minimum Certificate Interest Rate of 0.0000%.

(15)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.5000% (the “M1 Margin”) and (ii) the Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Certificates will be LIBOR plus 0.7500%.

(16)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.7000% (the “M2 Margin”) and (ii) the Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Certificates will be LIBOR plus 1.0500%.

(17)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.4500% (the “M3 Margin”) and (ii) the Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M3 Certificates will be LIBOR plus 2.1750%

(18)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M4 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.4500% (the “M4 Margin”) and (ii) the Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M4 Certificates will be LIBOR plus 2.1750%.

(19)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-M1 Certificates is the per annum rate equal to the lesser of (i) 4.9600% and (ii) the Pool 3 Net Funds Cap for such Distribution Date, provided, that if the Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(c) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-M1 Certificates will be 5.7100%.

(20)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-M2 Certificates is the per annum rate equal to the lesser of (i) 5.2000% and (ii) the Pool 3 Net Funds Cap for such Distribution Date, provided, that if the Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(c) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-M2 Certificates will be 5.9500%.

(21)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-M3 Certificates is the per annum rate equal to the lesser of (i) 5.8200% and (ii) the Pool 3 Net Funds Cap for such Distribution Date, provided, that if the Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(c) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-M3 Certificates will be 6.5700%.

(22)

The Class P Certificates will not bear interest at a stated rate.  The Class P Certificates shall have a Class P Principal Amount equal to $100 and shall be entitled to receive all Prepayment Premiums paid with respect to the Mortgage Loans in Pool 1 and Pool 2 for which the Seller has retained the servicing rights as provided in Section 5.02(j).

(23)

The Class 3-P Certificates will not bear interest at a stated rate.  The Class 3-P Certificates shall have a Class 3-P Principal Amount equal to $100 and shall be entitled to receive all Prepayment Premiums paid with respect to the Pool 3 Mortgage Loans for which the Seller has retained the security rights as provided in Section 5.02(j).

(24)

The Class X Certificates shall have an initial principal balance of $5,726,241.00 (initial overcollateralization of $5,726,341.00 minus $100.00 allocated to the Class P Certificates to create the $100 Class P Principal Amount), but shall not accrue interest on that balance.  In addition to the right to receive ultimately the initial principal balance, which right represents a regular interest in the REMIC UT-1&2, the Class X Certificate also comprises a notional component, which is also a regular interest in the REMIC UT-1&2.  The notional component has a notional principal balance that at all times will equal the aggregate of the principal balances of the regular interests in REMIC MT2-1&2.  For each Distribution Date (and the related Accrual Period), the notional component shall bear interest at a rate equal to the excess of (a) the weighted average of the interest rates on the regular interests in REMIC MT2-1&2 (other than any interest-only regular interest), weighted on the basis of the principal balance of each such Lower Tier Interest over (b) the Adjusted LT-1&2 WAC.  For any Distribution Date, interest that accrues on the notional component of the Class X Certificate shall be deferred to the extent such interest is used to make principal distributions to other Classes or Certificates on such date.  Such deferred interest shall not itself bear interest.

(25)

For purposes of the REMIC Provisions, the Class 3-X Certificate shall have an initial principal balance of  $725.44 (initial overcollateralization of $825.44 minus $100.00 allocated to the Class 3-P Certificates to create the $100 Class 3-P Principal Amount) and shall not be entitled to payments in respect of the Class 3-P Principal Amount.  The right to receive distributions of such amount represents a regular interest in REMIC UT-3.  The Class 3-X Certificate shall also comprise a notional component, which also represents a regular interest in REMIC UT-3.  The notional component has a notional balance that will at all times equal the aggregate of the Class Principal Amounts of the Lower Tier Interests in REMIC MT-3 and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Lower Tier Interests in REMIC MT-3, over (ii) the Adjusted LT-3 WAC.

(26)

The Class R Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate.  The Class R Certificate represents ownership of the residual interest in the REMIC UT-1&2, as well as ownership of the Class LT1-R Interest, Class LT2-R Interest and Class LT3-R Interest.

(27)

The Class 3-R Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate.  The Class 3- R Certificate represents ownership of the residual interest in the REMIC UT-3, as well as ownership of the Class LT4-R Interest and Class LT5-R Interest.

(28)

The Class X Certificates, Class 3-X Certificates, Class P Certificates and Class 3-R Certificates will each be issued in minimum Percentage Interests of 10%.  The Class R Certificate and Class 3-R will be issued as  a single Certificate evidencing the entire Percentage Interest in each such Class.

As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $879,043,165.96.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.

Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

1-A1 Margin:  As defined in footnote (1) of the Preliminary Statement under the caption “The Certificates.”

1-A2 Margin:  As defined in footnote (2) of the Preliminary Statement under the caption “The Certificates.”

1-A3 Margin:  As defined in footnote (3) of the Preliminary Statement under the caption “The Certificates.”

1-A4 Margin:  As defined in footnote (4) of the Preliminary Statement under the caption “The Certificates.”

3-A1 Margin:  As defined in footnote (8) of the Preliminary Statement under the caption “The Certificates.”

3-A2A Margin:  As defined in footnote (9) of the Preliminary Statement under the caption “The Certificates.”

3-M1 Principal Distribution Amount:  With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 3 Senior Certificates, in each case after giving effect to distributions on Pool 3 for such Distribution Date and (ii) the Class Principal Amount of the Class 3-M1 Certificates immediately prior to such Distribution Date exceeds (y) the 3-M1 Target Amount.

3-M1 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 94.50% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Targeted Overcollateralization Amount.

3-M2 Principal Distribution Amount:  With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class 3-M1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class 3-M2 Certificates immediately prior to such Distribution Date exceeds (y) the 3-M2 Target Amount.

3-M2 Target Amount:  With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 97.50% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Targeted Overcollateralization Amount.

3-M3 Principal Distribution Amount:  With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of the aggregate Class Principal Amount of the Group 3 Senior Certificates, the Class 3-M1 Certificates and the Class 3-M2 Certificates, in each case after giving effect to distribution on such Distribution Date and (ii) the Class Principal Amount of the Class 3-M3 Certificates immediately prior to such Distribution Date exceeds (2) the 3-M3 Target Amount.

3-M3 Target Amount:  With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 99.30% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Targeted Overcollateralization Amount.

Accepted Servicing Practices:  With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor Master Servicer) or the Master Servicer  or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

Accountant:  A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period:  With respect to any Distribution Date and any Class of Group 1 Senior Certificates and Crossed Subordinate Certificates and the Class 3-A1, Class 3-A2A and Class 3-AIO Certificates, the period beginning on the immediately preceding Distribution Date (or on June 25, 2005, in the case of the first Accrual Period and the Class 1-A1, Class 1-A3, Class 1-A4 and Class 3-A2A Certificates, and on the Closing Date, in the case of the first Accrual Period of the Class 1-A2 Certificates, the Crossed Subordinate Certificates and the Class 3-A1 and Class 3-AIO Certificates) and ending on the day immediately preceding the related Distribution Date.  With respect to any Distribution Date and the Class 1-AX, Class 2-A1, Class 2-A2, Class 3-A2B, Class 3-A3A, Class 3-A3B and Class 3-A4 Certificates and the Group 3 Subordinate Certificates, the calendar month preceding the month of such Distribution Date.

Act:  As defined in Section 3.03(c).

Adjusted LT-1&2 WAC:  For any Distribution Date (and the related Accrual Period), an amount equal to (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for each regular interest in REMIC MT2-1&2 (other than any interest-only regular interest), weighted in proportion to their Class Principal Amounts as of the beginning of the related Accrual Period and computed by subjecting the rate on the Class LT3-Q, Class LT3-Pool-1 and  Class LT3-Pool-2 Interests to a cap of 0.00% and by subjecting the rate on each remaining regular interest to a cap that corresponds to the Certificate Interest Rate for the Corresponding Class of Certificates, provided, however, that for each Class of Certificates for which interest is accrued on the basis of a 360-day year and the actual number of days in the related Accrual Period, the Certificate Interest Rate shall be multiplied by an amount equal to (a) the actual number of days in the Accrual Period, divided by (b) 30.

Adjusted LT-3 WAC:  For any Distribution Date (and the related Accrual Period), an amount equal to (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for each regular interest in REMIC MT-3 (other than any interest-only regular interest), weighted in proportion to their Class Principal Amounts as of the beginning of the related Accrual Period and computed by subjecting the rate on the Class LT5-Q Interest to a cap of 0.00% and by subjecting the rate on each remaining regular interest to a cap that corresponds to the Certificate Interest Rate for the Corresponding Class of Certificates, provided, however, that for each Class of Certificates for which interest is accrued on the basis of a 360-day year and the actual number of days in the related Accrual Period, the Certificate Interest Rate shall be multiplied by an amount equal to (a) the actual number of days in the Accrual Period, divided by (b) 30.

Advance:  An advance of the aggregate of payments of principal and interest (net of the applicable Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by the related Servicer or by the Master Servicer on behalf of the related Servicer (or by the Trustee as successor Master Servicer) pursuant to Section 5.04.

Adverse REMIC Event:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Loan Balance:  As of any date of determination, the aggregate of the Scheduled Principal Balances of all Mortgage Loans in Pool 1, Pool 2 and Pool 3.

Aggregate Voting Interests:  The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement:  This Trust Agreement and all amendments and supplements hereto.

Anniversary Year:  The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Closing Date.

Applied Loss Amounts:  The Pool 1 Applied Loss Amount, Pool 2 Applied Loss Amount or Pool 3 Applied Loss Amount.

Appraised Value:  With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that none of the Custodians nor the Trustee shall be responsible for determining whether any such assignment is in recordable form.

Aurora:  Aurora Loan Services LLC or its successors in interest.

Authenticating Agent:  Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

Balloon Mortgage Loan:  Not applicable.

Balloon Payment:  Not applicable.

Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code, or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code of 1986, as amended.

Basis Risk Shortfall:  With respect to any Distribution Date and any Class of Offered Certificates (other than the Class 1-AX Certificates), the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date, determined without regard to the applicable Net Funds Cap for such date but subject to a cap equal to the Maximum Interest Rate in the case of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates, exceeds the amount of interest calculated at the applicable Net Funds Cap.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as “plan assets” for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.”  As of the Closing Date, each Class of Offered Certificates constitutes Book-Entry Certificates.

Bulk PMI Policy:  Not applicable.

Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York City, New York or, if other than New York City, the city in which the Corporate Trust Office of the Trustee is located and the State of Colorado are closed, or (iii) with respect to any Servicer Remittance Date or any Servicer reporting date, the States specified in the definition of “Business Day” in the related Servicing Agreement, are authorized or obligated by law or executive order to be closed.

Cap Agreements:  Collectively, the Group 1 Senior Cap Agreement, the Class 3-A1 Cap Agreement and the Class 3-A2A Cap Agreement.

Cap Counterparty:  In the case of each Cap Agreement, Lehman Brothers Special Financing Inc.

Carryforward Interest:  With respect to any Distribution Date and any Class of Certificates (other than the Class X, Class 3-X, Class P, Class 3-P, Class R and Class 3-R Certificates), the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

Certificate:  Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

Certificate Account:  The account maintained by the Trustee in accordance with the provisions of Section 4.04.

Certificate Interest Rate:  With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount:  With respect to any Certificate (other than the Class 1-AX, Class 3-AIO, Class P, Class 3-P, Class R and Class 3-R Certificates) and any Distribution Date, the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate prior to such Distribution Date, and, in the case of the Crossed Subordinate Certificates, as reduced by any Pool 1-2 Applied Loss Amount previously allocated thereto or, in the case of any Group 3 Certificates, as reduced by any Pool 3 Applied Loss Amount previously allocated thereto; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Class of Crossed Subordinate Certificates whose Certificate Principal Amount has previously been reduced by application of Pool 1-2 Applied Loss Amounts, or the Certificate Principal Amount of any Group 3 Certificates whose Certificate Principal Amount has previously been reduced by application of a Pool 3 Applied Loss Amount, as applicable, will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (1) any Deferred Amount for each such Class immediately prior to such date and (2) (a) in the case of holders of the Crossed Subordinate Certificates, the total amount of any Subsequent Recovery distributed on such Distribution Date to such Certificateholders after application (for this purpose) to any more senior Classes of such Certificates and (b) in the case of holders of Group 3 Certificates, the total amount of any Subsequent Recovery distributed on such date to such Certificateholders after application (for this purpose) to more senior Classes of such Certificates.  The Class X, Class 3-X, Class R and Class 3-R Certificates are issued without Certificate Principal Amounts.  The Class P Certificates are issued with an initial Class P Principal Amount of $100.00 and the Class 3-P Certificates are issued with an initial Class 3-P Principal Amount of $100.00.

Certificate Register and Certificate Registrar:  The register maintained and the registrar appointed pursuant to Section 3.02.

Certificateholder:  The meaning provided in the definition of “Holder.”

Class:  All Certificates and, in the case of each of REMIC LT-1&2, REMIC MT1-1&2, REMIC MT2-1&2, REMIC LT-3 and REMIC MT-3, all Lower Tier Interests bearing the same Class designation.

Class 3-A1 Cap Agreement:  The Cap Agreement dated as of June 30, 2005, entered into between the Trustee on behalf of the Trust Fund (for the benefit of the Class 3-A1 Certificateholders) and the Cap Counterparty, which agreement provides for the monthly payment specified therein, to the Trustee (for the benefit of the Class 3-A1 Certificateholders) commencing with the Distribution Date in July 2005 and terminating in (but including the Distribution Date in) November 2007, by the Cap Counterparty, but subject to the conditions set forth therein, including the 1992 ISDA Master Swap Agreement (Multi-Currency Cross Border), together with the confirmation and schedules relating thereto, in the form of Exhibit N-2 hereto.

Class 3-A2 Cap Agreement:  The Cap Agreement dated as of June 30, 2005, entered into between the Trustee on behalf of the Trust Fund (for the benefit of the Class 3-A2 Certificateholders) and the Cap Counterparty, which agreement provides for the monthly payment specified therein, to the Trustee (for the benefit of the Class 3-A2 Certificateholders) commencing with the Distribution Date in July 2005 and terminating in (but including the Distribution Date in) December 2009, by the Cap Counterparty, but subject to the conditions set forth therein, including the 1992 ISDA Master Swap Agreement (Multi-Currency Cross Border), together with the confirmation and schedules relating thereto, in the form of Exhibit N-3 hereto.

Class 3-A4 Percentage:  For any Distribution Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Class Principal Amount of the Class 3-A4 Certificates immediately prior to such date by (y) the aggregate Class Principal Amount of the Group 3 Senior Certificates immediately prior to such date.

Class 3-A4 Priority Amount:  For any Distribution Date, an amount equal to the lesser of (i) the Class Principal Amount of the Class 3-A4 Certificates immediately prior to such Distribution Date and (ii) the product of (x) the Pool 3 Senior Principal Distribution Amount and (y) the Class 3-A4 Percentage and (z) the Class 3-A4 Shift Percentage; provided, however, that if prior to such Distribution Date the aggregate Class Principal Amount of the Group 3 Senior Certificates (other than the Class 3-A4 Certificates) has been reduced to zero, the Class 3-A4 Priority Amount will equal 100% of the Pool 3 Senior Principal Distribution Amount.

Class 3-A4 Shift Percentage:  For any Distribution Date occurring prior to the 37th Distribution Date (i.e., July 2008) will be 0%; for the 37th through 60th Distribution Dates, 45%; for the 61st through 72nd Distribution Dates, 80%; for the 73rd through 84th Distribution Dates, 100%; and thereafter, 300%.

Class 3-P Interest:  An interest in REMIC UT-3, as described in footnote 23 to the table entitled “The Certificates” in the preliminary statement, which interest shall be evidenced by the rights of the Class 3-P Certificates to receive Prepayment Premiums with respect to the Pool 3 Mortgage Loans.

Class 3-P Principal Amount:  As of the Closing Date, $100.00.

Class 3-R Certificate:  The Class 3-R Certificate executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantively in the form annexed hereto as Exhibit A and evidencing ownership of the Class LT4-R and Class LT5-R interests and the residual interest in REMIC UT-3.

Class 3-X Distributable Amount:  On any Distribution Date, the amount of interest that has accrued on the notional balance of the Class 3-X Certificates (as described in the Preliminary Statement in footnote 25 under the caption “The Certificates,” but that has not been distributed prior to such date.  In addition, such amount shall include the Class 3-X Principal Amount to the extent that such amount has not been distributed on an earlier Distribution Date as part of the Pool 3 Aggregate Overcollateralization Release Amount.

Class 3-X Notional Balance:  With respect to any Distribution Date (and the related Accrued Period), the aggregate of the Class Principal Amounts of the Lower-Tier Interests in REMIC MT-3, as described in the Preliminary Statement.

Class 3-X Principal Amount:  As of the Closing Date, $725.44.

Class Notional Amount:  With respect to the Class 1-AX Certificates and any Distribution Date up to and including the Distribution Date in December 2007, the Class Notional Amount of the Class 1-AX Certificates will be equal to the Pool Balance of the Pool 1 Mortgage Loans as of the first day of the related Collection Period.  With respect to the Class 1-AX Certificates and any Distribution Date occurring after the Distribution Date in December 2007, the Class Notional Amount will be equal to zero.  With respect to the Class 3-AIO Certificates and any Distribution Date, the Class Notional Amount will be equal to the Class Principal Amount of the Class 3-A2A Certificates immediately preceding such Distribution Date.

Class P Interest:  An interest in the REMIC UT-1&2, as described in footnote 22 to the table entitled “The Certificates” in the Preliminary Statement, which interest shall be evidenced by the rights of the Class P Certificates to receive Prepayment Premiums with respect to the Mortgage Loans in Pool 1 and Pool 2.

Class P Principal Amount:  As of the Closing Date, $100.

Class Principal Amount:  With respect to each Class of Certificates other than the Class 1-AX, Class 3-AIO, Class P, Class 3-P, Class R, Class 3-R, Class X and Class 3-X Certificates, the aggregate of the Certificate Principal Amounts (or related Percentage Interest therein aggregating to 100%) of all Certificates of such Class at the date of determination.  With respect to the Class P and Class 3-P Certificates, the Class P Principal Amount and the Class 3-P Principal Amount, respectively.  With respect to the Class 1-AX, Class 3-AIO, Class R, Class 3-R, Class X and Class 3-X Certificates, zero.

Class R Certificate:  The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the sold class of residual interest in REMIC UT-1&2 as well as ownership of the Class LT1-R Interest in REMIC LT-1&2, the Class LT2-R Interest in REMIC MT1-1&2 and the Class LT3-R in REMIC MT2-1&2.

Class X Distributable Amount:  On any Distribution Date, the amount of interest that has accrued on the notional balance of the Class X Certificates (as described in the Preliminary Statement in footnote 24 under the caption “The Certificates,” but that has not been distributed prior to such date.  In addition, such amount shall include the Class X Principal Amount to the extent such amount has not been distributed on an earlier Distribution Date as part of the Pool 1-2 Overcollateralization Release Amount.

Class X Notional Balance:  With respect to any Distribution Date (and the related Accrual Period) the aggregate of the Class Principal Amount of the Lower Tier Interest in REMIC MT2-1&2, as described in the Preliminary Statement.

Class X Principal Amount:  As of the Closing Date, $5,726,241.00.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream:  Clearstream Banking, S.A., Luxembourg, and any successor thereto.

Closing Date:  June 30, 2005.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collection Account:  A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

Collection Period:  With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Compensating Interest Payment:  With respect to any Distribution Date and prepayments in full or in part, an amount equal the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date.  The Master Servicer shall not be responsible to make any Compensating Interest Payment.

Component:  Not applicable.

Component Interest Rate:  Not applicable.

Component Principal Amount:  Not applicable.

Conventional Loan:  A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents:  As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Cooperative Unit:  A single-family dwelling located in a Cooperative Property.

Corporate Trust Office:  The principal corporate trust office of the Trustee (a) at which Certificates may be presented for transfer and exchange and for presentment and surrender for the final distributions thereon is located at Citibank, N.A., 111 Wall Street, 15th floor, New York, New York  10005, Attention:  15th Floor Window and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, 14th floor, New York, New York  10013, Attention:  Agency and Trust Lehman XS Trust Series 2005-1, or such other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

Corresponding Class:  The Class of Certificates that corresponds to a class of Lower Tier Interests in REMIC LT-1&2, REMIC MT1-1&2, REMIC MT2-1&2, REMIC LT3 or REMIC MT-3, as applicable and as described in the Preliminary Statement.

Credit Score:  With respect to any Mortgage Loan, a numerical assessment of default risk with respect to the Mortgagor under such Mortgage Loan, determined on the basis of a methodology developed by Fair, Isaac & Co., Inc.

Crossed Subordinate Certificates:  Collectively, the Class M1, Class M2, Class M3 and Class M4 Certificates.

Current Interest:  With respect to any Offered Certificate and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount (or Class Notional Amount) thereof immediately prior to such Distribution Date.

Custodial Account:  Any custodial account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement.

Custodial Agreement:  Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee and acknowledged by the Master Servicer substantially in the form thereof.

Custodian:  Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto.  The initial Custodians are LaSalle Bank National Association and U.S. Bank National Association.

Cut-off Date:  With respect to all Mortgage Loans, June 1, 2005.

Cut-off Date Balance:  With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Pool Balance as of the Cut-off Date.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of, or in connection with, any proceeding under Bankruptcy law or any similar proceeding.

Deferred Amount:  With respect to any Distribution Date and the Crossed Subordinate Certificates, the aggregate of Pool 1-2 Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount of such Crossed Subordinate Certificate, less (i) any amounts previously reimbursed in respect thereto and (ii) the amount by which the Certificate Principal Amount of such Crossed Subordinate Certificate has been increased due to Subsequent Recoveries.  With respect to any Distribution Date and each Group 3 Certificate, the aggregate Pool 3 Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount thereof, less (i) any amounts previously reimbursed in respect thereof and (ii) the amount by which the Certificate Principal Amount of such Group 3 Certificate has been increased due to Subsequent Recoveries; provided, however, that any Class of Group 3 Senior Certificates that is entitled to Deferred Amounts will accrue monthly interest on such Deferred Amounts at the related Certificate Interest Rate, but no Group 3 Subordinate Certificate will accrue interest on any Deferred Amount.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan:  A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Delinquent:  For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor.  Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor:  Structured Asset Securities Corporation, a Delaware corporation, having its principal place of business in New York, or its successors in interest.

Determination Date:  With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distressed Mortgage Loan:  Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of more than 90 days or more without giving effect to any grace period permitted by the relevant Mortgage Note or for which the applicable Servicer has accepted a deed in lieu of foreclosure.

Distribution Date:  The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in July 2005.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Investments:  Any one or more of the following obligations or securities:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trustee or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Certificates.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which Citibank, N.A., in its capacity other than as Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) Citibank, N.A., the Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) Citibank, N.A., the Trustee, the Master Servicer, or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.  Citibank, N.A. or an affiliate thereof is hereby authorized to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  Any Class P, Class 3-P, Class R, Class 3-R, Class X and Class 3-X Certificate and any Certificate with a rating below the lowest applicable rating permitted under the Underwriter’s Exemption.

Errors and Omission Insurance Policy:  The errors or omission insurance policy required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Escrow Account:  Any account established and maintained by each Servicer pursuant to the related Servicing Agreement.

Euroclear:  Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 6.14(a).

Fannie Mae: Fannie Mae, f/k/a the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond:  The fidelity bond required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Final Scheduled Distribution Date:  With respect to (i) the Offered Certificates, other than the Class 1-AX Certificates, the Distribution Date in July 2035; (ii) with respect to the Class 1-AX Certificates, the Distribution Date in December 2007; and (iii) all other Classes of Certificates, the Latest Possible Maturity Date.

Financial Intermediary:  A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

Freddie Mac: Freddie Mac, f/k/a the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Ginnie Mae:  Ginnie Mae, f/k/a the Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Global Securities:  The global certificates representing the Book-Entry Certificates.

Group 1 Monthly Excess Cashflow Percentage:  For any Distribution Date, a fraction (expressed as a percentage) the numerator of which is the Pool 1 Monthly Excess Cashflow for that Distribution Date and the denominator of which is Pool 1-2 Monthly Excess Cashflow for such Distribution Date.

Group 1 Senior Cap Agreement:  The Cap Agreement dated as of June 30, 2005, entered into between the Trustee on behalf of the Trust Fund (for the benefit of the Certificateholders of the Group 1 Senior Certificates) and the Cap Counterparty, which agreement provides for the monthly payment specified therein, to the Trustee (for the benefit of the Certificateholders of the Group 1 Senior Certificates) commencing with the Distribution Date in July 2005 and terminating in (but including the Distribution Date in) June 2010, by the Cap Counterparty, but subject to the conditions set forth therein, including the 1992 ISDA Master Swap Agreement (Multi-Currency Cross Border), together with the confirmation and schedules relating thereto, in the form of Exhibit N-1 hereto.

Group 1 Senior Certificates: Collectively, the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates.

Group 1-2 Subordinate Priority:  To the Class M1, Class M2, Class M3 and Class M4 Certificates, sequentially, in that order.

Group 2 Monthly Excess Cashflow Percentage:  For any Distribution Date, a fraction (expressed as a percentage) the numerator of which is the Pool 2 Monthly Excess Cashflow for that Distribution Date and the denominator of which is Pool 1-2 Monthly Excess Cashflow for such Distribution Date.

Group 2 Senior Certificates:  Collectively, the Class 2-A1 and Class 2-A2 Certificates.

Group 3 Certificates:  Collectively, the Class 3-A1, Class 3-A2A, Class 3-A2B, Class 3-A3A, Class 3-A3B, Class 3-A4, Class 3-M1, Class 3-M2 and Class 3-M3 Certificates.

Group 3 Senior Certificates:  Collectively, the Class 3-A1, Class 3-A2A, Class 3-A2B, Class 3-A3A, Class 3-A3B and Class 3-A4 Certificates.

Group 3 Subordinate Certificates:  Collectively, the Class 3-M1, Class 3-M2 and Class 3-M3 Certificates.

Group 3 Subordinate Priority:  To the Class 3-M1, Class 3-M2, and Class 3-M3 Certificates, sequentially, in that order.

Holder or Certificateholder:  The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, any Servicer, the Cap Counterparty or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.  The Trustee may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Cap Counterparty or the applicable Servicer, in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Cap Counterparty or any Servicer, respectively.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Initial LIBOR Rate:  3.30% per annum.

Insurance Policy:  Any Primary Mortgage Insurance Policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds:  Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of any Servicer or Master Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

Interest Remittance Amount:  With respect to any Mortgage Pool and Distribution Date, (a) the sum of (1) all interest collected (other than in connection with Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments in such Mortgage Pool during the related Collection Period by the Servicers, the Master Servicer, or the Trustee (solely acting in its capacity as successor Master Servicer), minus (x) the Servicing Fee with respect to the Mortgage Loans and (y) previously unreimbursed Advances and other amounts due to the Servicers, the Master Servicer or the Trustee (solely acting in its capacity as successor Master Servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the Mortgage Loans, (2) any Compensating Interest Payments with respect to the Mortgage Loans in such Mortgage Pool with respect to the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the relevant Collection Period), (3) the portion of any Purchase Price, as applicable, or Substitution Amount paid with respect the Mortgage Loans in such Mortgage Pool during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the relevant Collection Period) allocable to interest, and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the relevant Collection Period), to the extent allocable to interest, as reduced by (b) the then product of (i) the related Pool Percentage for such Distribution Date and (ii) other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer or each Servicer to the extent provided in this Agreement and each Servicing Agreement, and the Custodian pursuant to the Custodial Agreement; provided, however, that in the case of the Trustee, such reimbursable amounts may not exceed $500,000 during any Anniversary Year up to and including the Anniversary Year in which the Stepdown Date occurs and $200,000 during any Anniversary Year thereafter (the “Applicable Maximum Reimbursement Amount”).  In the event that the Trustee incurs reimbursable amounts in excess of the Applicable Maximum Reimbursement Amount in any Anniversary Year, it may obtain reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than the Applicable Maximum Reimbursement Amount in aggregate be reimbursed to the Trustee per Anniversary Year.  Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded in determining the Applicable Maximum Reimbursement Amount limitation on reimbursable amounts per Anniversary Year.

Intervening Assignments:  The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Latest Possible Maturity Date:  The Distribution Date occurring in July 2040.

LBH:  Lehman Brothers Holdings Inc., or any successor in interest.

LIBOR:  With respect to the first Accrual Period, the Initial LIBOR Rate.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to any NIMS Insurer), which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate:  Any Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class M1, Class M2, Class M3, Class M4, Class 3-A1, Class 3-A2A and Class 3-AIO Certificates (and subsequent to the Distribution Date in May 2008, the Class 2-A1 and Class 2-A2 Certificates).

LIBOR Determination Date:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificates.

Liquidated Mortgage Loan:  Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses:  Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 9.06, 9.16 or 9.22.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff, condemnation proceeds, Insurance Proceeds, or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan by foreclosure or deed in lieu of foreclosure, including any amounts remaining in the related Escrow Account.

Loan-to-Value Ratio:  With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value thereof.

Lower Tier Interest:  As described in the Preliminary Statement.

Lower Tier REMIC:  Either of REMIC LT-1&2 or REMIC LT-3.

M1 Margin:  As defined in footnote (15) of the Preliminary Statement under the caption “The Certificates”.

M1 Principal Distribution Amount:  With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates and Group 2 Senior Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount.

M1 Target Amount:  With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 90.90% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor for such Distribution Date.

M2 Margin:  As defined in footnote (16) of the Preliminary Statement under the caption “The Certificates”.

M2 Principal Distribution Amount:  With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class M1 Certificates in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount.

M2 Target Amount:  With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 94.50% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor for such Distribution Date.

M3 Margin:  As defined in footnote (17) of the Preliminary Statement under the caption “The Certificates”.

M3 Principal Distribution Amount:  With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates, and the Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount.

M3 Target Amount:  With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 97.20% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor for such Distribution Date.

M4 Margin:  As defined in footnote (18) of the Preliminary Statement under the caption “The Certificates.”

M4 Principal Distribution Amount:  With respect to any Distribution Date, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates, and the Class M1, Class M2 and Class M3 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M4 Certificates immediately prior to such Distribution Date exceeds (y) the M4 Target Amount.

M4 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (1) 98.20% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

Master Servicer:  Aurora Loan Services LLC, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Remittance Date:  With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Master Servicing Fee:  As to any Distribution Date, an amount equal to one-twelfth the product of (a) the Master Servicing Fee Rate and (b) the outstanding principal balance of each Mortgage Loan.

Master Servicing Fee Rate:  0.00% per annum.

Material Defect:  As defined in Section 2.02(c) hereof.

Maximum Interest Rate:  In the case of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates and any Distribution Date an annual rate equal to: (1) in the case of the Group 1 Senior Certificates, an annual rate that would equal the Pool 1 Net Funds Cap for such Distribution Date if the Pool 1 Net Funds Cap were computed by reference to the weighted average of the excess of the Maximum Rate of the Pool 1 Mortgage Loans over the Servicing Fee Rate for the Pool 1 Mortgage Loans; (2) in the case of the Group 2 Senior Certificates, an annual rate that would equal the Pool 2 Net Funds Cap for such Distribution Date if the Pool 2 Net Funds Cap were computed by reference to the weighted average of the excess of the Maximum Rate of the Pool 2 Mortgage Loans over the Servicing Fee Rate for the Pool 2 Mortgage Loans; and (3) in the case of the Crossed Subordinate Certificates, an annual rate that would equal the Subordinate Net Funds Cap for such Distribution Date if the Pool 1 Net Funds Cap were computed by reference to the weighted average of the excess of the Maximum Rate of the Pool 1 Mortgage Loans over the Servicing Fee Rate for the Pool 1 Mortgage Loans and the Pool 2 Net Funds Cap were computed by reference to the weighted average of the excess of the Maximum Rate of the Pool 2 Mortgage Loans over the Servicing Fee Rate for Pool 2 Mortgage Loans.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File:  The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

Mortgage Loan:  A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Sale Agreement:  The mortgage loan sale and assignment agreement dated as of June 1, 2005 for the sale of the Mortgage Loans by the Seller to the Depositor.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund.  Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the Mortgagor’s name; (iii) the street address of the Mortgaged Property including the city, state and zip code; (iv) the original principal amount of the Mortgage Loan; (v) the Mortgage Rate at origination; (vi) the monthly payment of principal and interest at origination; (vii) the Seller of such Mortgage Loan to the Depositor; (viii) the Servicer servicing such Mortgage Loan and the applicable Servicing Fee Rate; (ix) the applicable prepayment premium, if any, and the method of calculation, (x) the Custodian with respect to the Mortgage File related to such Mortgage Loan and (xi) the Mortgage Pool into which the Mortgage Loan has been deposited.  The Depositor shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Rate:  As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, determined under in the related Mortgage Note as reduced by any Relief Act Reductions.

Mortgaged Property:  Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor:  The obligor on a Mortgage Note.

Net Funds Cap:  The Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap, the Pool 3 Net Funds Cap or the Subordinate Net Funds Cap, as the context requires.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and (ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate:  With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Servicing Fee Rate for such Mortgage Loan.

Net Prepayment Interest Shortfall:  With respect to any Master Servicer Remittance Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over (i) any Prepayment Interest Excess with respect to the Mortgage Loans for such date and (ii) any amounts paid with respect to such shortfalls by the Servicers pursuant to the Servicing Agreements.

NIM Redemption Amount:  As defined in Section 7.01(b).

NIM Securities:  Any net interest margin securities issued subsequent to the Closing Date by an owner trust or other special purpose entity, the principal assets of such trust or other entity including the Class X, Class 3-X, Class P and Class 3-P Certificates and the payments received thereon, together with certain payments received on the Cap Agreements, as provided herein, which principal assets back such securities.

NIMS Agreement:  Any agreement pursuant to which any NIM Securities are issued.

NIMS Insurer:  One or more insurers issuing financial guaranty insurance policies in connection with the issuance of NIM Securities.

Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry Certificate.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Non-permitted Foreign Holder:  As defined in Section 3.03(f).

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount:  With respect to any Notional Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

Notional Certificate:  Any Class 1-AX or Class 3-AIO Certificate.

Offered Certificates:  Collectively, the Group 1 Senior Certificates, the Group 2 Senior Certificates, the Crossed Subordinate Certificates and the Group 3 Certificates.

Offered Subordinate Certificates:  The Class M1, Class M2, Class M3, Class M4, Class 3-M1, Class 3-M2 and Class 3-M3 Certificates.

Offering Document:  The Prospectus.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the Depositor, the Master Servicer or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the taxation, or the federal income tax status, of each REMIC.

Original Loan-to-Value Ratio:  With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgage Property.

Original Value:  The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Payahead:  With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Paying Agent:  Any paying agent appointed pursuant to Section 3.08.

Percentage Interest:  With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate other than the Class I-AX, Class 3-AIO, Class X, Class 3-X, Class P, Class 3-P, Class R and Class 3-R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class.  With respect to the Class X, Class 3-X, Class P, Class 3-P, Class R and Class 3-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.  With respect to any Class I-AX or Class 3-AIO Certificate, the Percentage Interest evidenced thereby shall equal the initial Notional Amount of such Class as set forth on the face thereof divided by the initial Class Notional Amount thereof.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Plan Asset Regulations:  The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

Pool 1 Monthly Excess Cashflow:  For any Distribution Date, an amount equal to the sum of (i) the Pool 1 Monthly Excess Interest for such Distribution Date (as reduced by Section 5.02(g)(1) through (3)), (ii) the product of (x) the Senior Proportionate Percentage for Pool 1 and (y) the Pool 1-2 Aggregate Overcollateralization Release Amount for such Distribution Date and (iii) any remaining Principal Distribution Amount for such Distribution Date, with respect to Pool 1, after applying the principal payment priority set forth in Section 5.02(e)(i)(A) or Section 5.02(e)(ii), as applicable.

Pool 1 Monthly Excess Interest:  With respect to any Distribution Date, the amount of any Interest Remittance Amount for Pool 1 remaining after application pursuant to clause (i) of Section 5.02(b) on such date.

Pool 1 Net Funds Cap:  For each Distribution Date and the Group 1 Senior Certificates, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Pool 1 Optimal Interest Remittance Amount for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), except in the case of the Class 1-AX Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Optimal Interest Remittance Amount:  For each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates for the Pool 1 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 1 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 1 or Pool 1 Mortgage Loans:  The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 1-2 Aggregate Loan Balance:  As of any date of determination, an amount equal to the aggregate of the Pool Balances of Pool 1 and Pool 2 as of such date.

Pool 1-2 Aggregate Overcollateralization Release Amount:  With respect to any Distribution Date, the lesser of (x) the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date and (y) the amount, if any, by which (1) the Pool 1-2 Overcollateralization Amount for such Distribution Date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such date and for such Mortgage Pools is applied on such Distribution Date in reduction of the aggregate Certificate Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates) exceeds (2) the Pool 1-2 Targeted Overcollateralization Amount for such Distribution Date.

Pool 1-2 Applied Loss Amount:  With respect to any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans in Pool 1 and Pool 2 (in the aggregate) during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Crossed Subordinate Certificates exceeds the Pool 1-2 Aggregate Loan Balance for such Distribution Date.

Pool 1-2 Basis Risk Payment:  With respect to any Distribution Date, an amount equal to the sum of (i) any Basis Risk Shortfall for such Distribution Date applicable to the Group 1 Senior Certificates (other than the Class 1-AX Certificates), the Group 2 Senior Certificates and the Crossed Subordinate Certificate, (ii) any Unpaid Basis Risk Shortfall from previous Distribution Dates applicable to the Group 1 Senior Certificates (other than the Class 1-AX Certificates), the Group 2 Senior Certificates and the Crossed Subordinate Certificate and (iii) any Pool 1-2 Required Reserve Fund Amount for such Distribution Date, less any amounts received under the Group 1 Senior Cap Agreement and paid to any Class of the Group 1 Senior Certificates pursuant to Section 5.02(h)(iii).  The amount of the Pool 1-2 Basis Risk Payment for any Distribution Date cannot exceed the amount of Pool 1-2 Monthly Excess Cashflow otherwise available for distribution pursuant to Section 5.02(h)(iii) of this Agreement.

Pool 1-2 Basis Risk Reserve Fund:  A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any of the REMICs for the benefit of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates.

Pool 1-2 Cumulative Loss Trigger Event: With respect to any Distribution Date, a Pool 1-2 Cumulative Loss Trigger Event shall occur if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans in Pool 1 and Pool 2 from the Cut-off Date through the last day of the related Collection Period by (y) the Pool 1-2 Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
July 2008 through June 2009	0.85% for the first month plus an additional 1/12th of 0.45% for each month thereafter
July 2009 through June 2010	1.30% for the first month plus an additional 1/12th of 0.35% for each month thereafter
July 2010 through June 2011	1.65% for the first month plus an additional 1/12th of 0.30% for each month thereafter
July 2011 and thereafter	1.95%

Pool 1-2 Cut-off Date Balance:  With respect to the Mortgage Loans in Pool 1 and Pool 2 on the Closing Date, the Pool 1-2 Aggregate Loan Balance as of the Cut-off Date.

Pool 1-2 Delinquency Event: With respect to any Distribution Date, a Pool 1-2 Delinquency Event shall occur if the Pool 1-2 Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 29.50% of the Pool 1-2 Senior Enhancement Percentage for such Distribution Date.

Pool 1-2 Delinquency Rate:  With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in Pool 1 or Pool 2 which are 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool 1-2 Aggregate Loan Balance as of the close of business on the last day of such month.

Pool 1-2 Initial Optional Termination Date:  The Distribution Date occurring in the month following the month in which the Pool 1-2 Aggregate Loan Balance initially declines to less than 10.00% of the aggregate Pool 1-2 Cut-off Date Balance.

Pool 1-2 Monthly Excess Cashflow:  With respect to any Distribution Date, the sum of the Pool 1 Monthly Excess Cashflow and Pool 2 Monthly Excess Cashflow for such date.

Pool 1-2 Monthly Excess Interest:  For any Distribution Date, the sum of Pool 1 Monthly Excess Interest and Pool 2 Monthly Excess Interest.

Pool 1-2 Net Excess Spread:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the aggregate of the Interest Remittance Amount for Pool 1 and Pool 2 for such Distribution Date exceeds (b) the Current Interest payable with respect to the Group 1 Senior Certificates, Group 2 Senior Certificates and the Crossed Subordinated Certificates for such Date and (ii) twelve, and the denominator of which is the Pool 1-2 Aggregate Loan Balance for such Distribution Date.

Pool 1-2 Overcollateralization Amount:  With respect to any Distribution Date, the amount, if any, by which (x) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (y) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Crossed Subordinate Certificates, in each case after giving effect to distributions on such Distribution Date.

Pool 1-2 Overcollateralization Deficiency:  With respect to any Distribution Date, the amount, if any, by which (x) the Pool 1-2 Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Pool 1-2 Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates resulting from the distribution of the Principal Distribution Amount for Pool 1 and Pool 2 on such Distribution Date, but prior to allocation of any Pool 1-2 Applied Loss Amount on such Distribution Date to the Crossed Subordinate Certificates.

Pool 1-2 Overcollateralization Floor:  For any Distribution Date after the Pool 1-2 Stepdown Date, 0.35% of the Pool 1-2 Cut-off Date Loan Balance.

Pool 1-2 Purchase Price:  A price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan in Pool 1 and Pool 2 on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate to the Due Date in the Due Period immediately preceding the related Distribution Date, (ii) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state or local predatory- or abusive-lending law arising from or in connection with the origination of such Mortgage Loan, (iii) the amount of any unreimbursed Servicing Advances and amounts owed to the Trustee hereunder with respect to such Mortgage Loans and (iv) the fair market value of any REO Property and any other property held by the Trust Fund with respect to such Mortgage Loans, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by the Master Servicer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan) plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase.

Pool 1-2 Related Senior Priority:  The priority of distributions on the Group 1 Senior Certificates and the Group 2 Senior Certificates described in Sections 5.02(e)(i)(A)(1) and 5.02(e)(i)(B)(1), respectively.

Pool 1-2 Required Reserve Fund Amount:  With respect to any Distribution Date on which the Pool 1-2 Net Excess Spread is less than 0.25%, the amount, if any by which (a) the product of 1.00% and the aggregate Class Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinated Certificates immediately prior to such Distribution Date exceeds (b) the amount on deposit in the Pool 1-2 Basis Risk Reserve Fund immediately prior to such date.  With respect to any Distribution Date on which the Pool 1-2 Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which $1,000 exceeds the amount on deposit in the Pool 1-2 Basis Risk Reserve Fund immediately prior to such date; provided, however, that on any Distribution Date on which the Class Principal Amounts of each of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinated Certificates has been reduced to zero, the Pool 1-2 Required Reserve Fund Amount shall be zero.

Pool 1-2 REMIC:  Any of REMIC LT-1&2, REMIC MT1-1&2, REMIC MT2-1&2 or REMIC UT-1&2.

Pool 1-2 Rolling Three Month Delinquency Rate:  With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Pool 1-2 Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Pool 1-2 Senior Enhancement Percentage:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of (x) the aggregate Class Principal Amount of the Crossed Subordinate Certificates and (y) the Pool 1-2 Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount for Pool 1 and Pool 2 has been distributed on such Distribution Date and no Pool 1-2 Trigger Event has occurred) and the denominator of which is the Pool 1-2 Aggregate Loan Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Pool 1-2 Senior Principal Distribution Amount:  With respect to any Distribution Date (a) prior to the Pool 1-2 Stepdown Date or if a Pool 1-2 Trigger Event is in effect with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount for both Pool 1 and Pool 2 and (b) on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Group 2 Senior Certificates immediately prior to such Distribution Date exceeds (y) the Pool 1-2 Senior Target Amount.

Pool 1-2 Senior Target Amount:  With respect to each of Pool 1 and Pool 2 and any Distribution Date an amount equal to the lesser of (a) the product of (i) 79.70% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

Pool 1-2 Stepdown Date:  The later to occur of (x) the Distribution Date in July 2008 and (y) the first Distribution Date on which the Pool 1-2 Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans in Pool 1 and Pool 2 during the related Collection Period, but before giving effect to distributions on any related Certificate on such Distribution Date) is greater than or equal to 20.30%.

Pool 1-2 Target Amount:  With respect to any Distribution Date, an amount equal to the Pool 1-2 Aggregate Loan Balance for such Distribution Date minus the Pool 1-2 Targeted Overcollateralization Amount for such Distribution Date.

Pool 1-2 Targeted Overcollateralization Amount:  With respect to any Distribution Date, (x) prior to the Pool 1-2 Stepdown Date an amount equal to $5,726,341.00 (i.e., 0.90% of the Pool 1-2 Cut-off Date Loan Balance) and (y) on or after the Pool 1-2 Stepdown Date, the greater of (1) the lesser of (a) the $5,726,341.00 and (b) the product of 1.80% and the Pool 1-2 Aggregate Loan Balance as of the last day of the related Collection Period and (2) $2,226,740 (i.e. 0.35% of the Pool 1-2 Cut-off Date Loan Balance).

Pool 1-2 Trigger Event:  With respect to any Distribution Date, means that either a Pool 1-2 Delinquency Event or a Pool 1-2 Cumulative Loss Trigger Event is in effect for such Distribution Date.

Pool 2 Monthly Excess Cashflow:  For any Distribution Date, an amount equal to the sum of (i) the Pool 2 Monthly Excess Interest for such Distribution Date (as reduced by Section 5.02(g)(1) through (3), (ii) the product of (x) the Senior Proportionate Percentage for Pool 2 and (y) the Pool 1-2 Aggregate Overcollateralization Release Amount for such Distribution Date and (iii) any remaining Principal Distribution Amount for such Distribution Date, with respect to Pool 2, after applying the principal payment priority set forth in Section 5.02(e)(i)(B) or 5.02(e)(ii), as applicable.

Pool 2 Monthly Excess Interest:  With respect to any Distribution Date, the amount of any Interest Remittance Amount for Pool 2 remaining after application pursuant to clause (i) of Section 5.02(c) on such date.

Pool 2 Net Funds Cap:  With respect to any Distribution Date and the Group 2 Senior Certificates, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Pool 2 Optimal Interest Remittance Amount for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance of Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 2 Optimal Interest Remittance Amount:  With respect to any Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 2 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 2 or Pool 2 Mortgage Loans:  The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 3 Applied Loss Amount:  With respect to any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans in Pool 3 during the related Collection Period and distributions of principal on such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Group 3 Certificates exceeds (y) the Pool Balance of the Mortgage Loans in Pool 3 for such Distribution Date.

Pool 3 Basis Risk Payment.  With respect to any Distribution Date, an amount equal to the sum of (i) any Basis Risk Shortfall for such Distribution Date applicable to the Group 3 Certificates, (ii) any Unpaid Basis Risk Shortfall from previous Distribution Dates applicable to the  Group 3 Senior Certificates and (iii) any Required Reserve Fund Amount applicable to the Pool 3 Basis Risk Reserve Fund for such Distribution Date, less (x) any amounts received under the Class 3-A1 Cap Agreement and paid to the Class 3-A1 Certificate pursuant to Section 5.02 (i)(iii) and (y) any amount received under the Class 3-A2A Cap Agreement and paid to the Class 3-A2A Certificates pursuant to Section 5.02(i)(iii).  The amount of Pool 3 Basis Risk Payment for any Distribution Date cannot exceed the amount of Pool 3 Monthly Excess Cashflow otherwise available for distribution pursuant to Section 5.02(i)(iii) of the Agreement.

Pool 3 Basis Risk Reserve Fund:  A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any of the REMICs for the benefit of the Group 3 Certificates.

Pool 3 Cumulative Loss Trigger Event: With respect to any Distribution Date, a Pool 3 Cumulative Loss Trigger Event shall occur if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans in Pool 3 from the Cut-off Date through the last day of the related Collection Period by (y) the Pool 3 Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
July 2008 through June 2009	0.60% for the first month plus an additional 1/12th of 0.30% for each month thereafter
July 2009 through June 2010	0.90% for the first month plus an additional 1/12th of 0.30% for each month thereafter
July 2010 through June 2011	1.20% for the first month plus an additional 1/12th of 0.20% for each month thereafter
July 2011 and thereafter	1.40%

Pool 3 Cut-off Date Balance:  With respect to the Mortgage Loans in Pool 3 on the Closing Date, the Pool Balance of such Mortgage Loans as of the Cut-off Date.

Pool 3 Delinquency Event: With respect to any Distribution Date, a Pool 3 Delinquency Event shall occur if the Pool 3 Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 50.00% of the Pool 3 Senior Enhancement Percentage for such Distribution Date.

Pool 3 Delinquency Rate:  With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in Pool 3 which are 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance for Pool 3 as of the close of business on the last day of such month.

Pool 3 Initial Optional Termination Date:  The Distribution Date occurring in the month following the month in which the Pool Balance of Pool 3 initially declines to less than 10.00% of the Pool 3 Cut-off Date Balance.

Pool 3 Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the sum of (i) the Pool 3 Monthly Excess Interest for such Distribution Date, (ii) the Pool 3 Overcollateralization Release Amount for such Distribution Date and (iii) any remaining Principal Distribution Amount for such Distribution Date after applying the principal payment priority set forth in Section 5.02(f)(i).

Pool 3 Monthly Excess Interest:  With respect to any Distribution Date, the amount of any Interest Remittance Amount for Pool 3 remaining after application pursuant to clauses (i) through (iii) of Section 5.02(d) on such date.

Pool 3 Net Excess Spread:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the Interest Remittance Amount for Pool 3 for such Distribution Date exceeds (b) the Current Interest payable with respect to the Group 3 Certificates for such date and (ii) twelve, and the denominator of which is the Pool Balance for Pool 3 for such Distribution Date.

Pool 3 Net Funds Cap:  With respect to any Distribution Date and the Group 3 Senior Certificates and the Class 3-AIO Certificates, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Pool 3 Optimal Interest Remittance Amount for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance of the Mortgage Loans in Pool 3 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied, in the case of the 3-A1 Certificates, by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 3 Optimal Interest Remittance Amount:  With respect to any Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 3 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 3 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 3 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 3 or Pool 3 Mortgage Loans:  The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3.

Pool 3 Overcollateralization Amount:  With respect to any Distribution Date, the amount, if any, by which (x) the Pool Balance for Pool 3 such Distribution Date determined as of the last day of the related Collection Period exceeds (y) the aggregate Class Principal Amount of the Group 3 Certificates, in each case after giving effect to distributions on such Distribution Date.

Pool 3 Overcollateralization Deficiency:  With respect to any Distribution Date, the amount, if any, by which (x) the Pool 3 Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Pool 3 Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Amount of the Group 3 Certificates resulting from the distribution of the Principal Distribution Amount for Pool 3 on such Distribution Date, but prior to allocation of any Pool 3 Applied Loss Amount on such Distribution Date.

Pool 3 Overcollateralization Release Amount:  With respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for Pool 3 for such Distribution Date and (y) the amount, if any, by which (1) the Pool 3 Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied in reduction of the Certificate Principal Amounts of the Group 3 Certificates) exceeds (2) the Pool 3 Targeted Overcollateralization Amount.

Pool 3 Purchase Price:  A price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan in Pool 3 on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate to the Due Date in the Due Period immediately preceding the related Distribution Date, (ii) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state or local predatory- or abusive-lending law arising from or in connection with the origination of such Mortgage Loan, (iii) the amount of any unreimbursed Servicing Advances and amounts owed to the Trustee hereunder with respect to such Mortgage Loans and (iv) the fair market value of any REO Property and any other property held by the Trust Fund with respect to such Mortgage Loans, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by the Master Servicer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan) plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase.

Pool 3 Required Reserve Fund Amount:  With respect to any Distribution date on which the Pool 3 net Excess Spread is less than 0.25% the amount if any, by which (a) the product of 1.00% and the aggregate Class Principal Amount of the Group 3 Certificates immediately prior to such Distribution Date exceeds (b) the amount on deposit in the Pool 3 Basis Risk Reserve Fund immediately prior to that date.  With respect to any Distribution Date on which the Pool 3 Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which $1,000 exceeds the amount on deposit on the Pool 3 Basis Risk Reserve Fund immediately prior to such date; provided, however, that on any Distribution Date on which the Class Principal Amounts of each of the Group 3 Certificates has been reduced to zero, the Pool 3 Required Reserve Amount shall be zero.

Pool 3 REMIC:  Any of REMIC LT-3, REMIC MT-3 or REMIC UT-3.

Pool 3 Rolling Three Month Delinquency Rate:  With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Pool 3 Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Pool 3 Senior Enhancement Percentage:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Group 3 Subordinate Certificates and the Pool 3 Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount for Pool 3 has been distributed on such Distribution Date and no Pool 3 Trigger Event has occurred) and the denominator of which is the Pool Balance for Pool 3 for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Pool 3 Senior Principal Distribution Amount:  With respect to any Distribution Date (a) prior to the Pool 3 Stepdown Date or if a Pool 3 Trigger Event is in effect with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount for Pool 3 and (b) on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Group 3 Senior Certificates immediately prior to such Distribution Date exceeds (y) the Group 3 Senior Target Amount.

Pool 3 Senior Target Amount:  With respect to Pool 3 and any Distribution Date an amount equal to the lesser of (a) the product of (i) 89.30% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Targeted Overcollateralization Amount.

Pool 3 Stepdown Date:  The later to occur of (x) the Distribution Date in July 2008 and (y) the first Distribution Date on which the Pool 3 Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans in Pool 3 during the related Collection Period, but before giving effect to distributions on any Group 3 Certificate on such Distribution Date) is greater than or equal to 10.70%.

Pool 3 Target Amount:  With respect to any Distribution Date, an amount equal to the Pool Balance for Pool 3 for such Distribution Date minus the Pool 3 Targeted Overcollateralization Amount for such Distribution Date.

Pool 3 Targeted Overcollateralization Amount:  With respect to any Distribution Date, $849,911.00 (i.e., 0.35% of the Cut-off Date Balance of the Pool 3 Mortgage Loans).

Pool 3 Trigger Event:  With respect to any Distribution Date, means that either a Pool 3 Delinquency Event or a Pool 3 Cumulative Loss Trigger Event is in effect for such Distribution Date.

Pool Balance:  With respect to each Mortgage Pool, the aggregate of the Scheduled Principal Balances of all Mortgage Loans in such Mortgage Pool at the date of determination.

Pool Percentage:  With respect to any Mortgage Pool and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Pool Balance of such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date.

Pool Subordinate Amount:  With respect to either Pool 1 or Pool 2 and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date (or on the Cut-off Date in the case of the first Distribution Date) over the aggregate Class Principal Amount of the Group 1 Senior Certificates (in the case of Pool 1) or the aggregate Class Principal Amount of the Group 2 Senior Certificates (in the case of Pool 2) immediately prior to the related Distribution Date.

Prepayment Interest Excess:  With respect to any Distribution Date and any Mortgage Loan for which Aurora is the primary servicer, any Principal Prepayment in full received on the Mortgage Loans from the first day through the sixteenth day of the month during which such Distribution Date occurs, all amounts paid in respect of interest at the applicable Net Mortgage Rate on such Principal Prepayment.

Prepayment Interest Shortfall:  With respect to any Distribution Date and (x) any Principal Prepayment in full (with respect to those Mortgage Loans serviced by Servicers other than Aurora) and (y) any Principal Prepayment in full with respect to those Mortgage Loans serviced by Aurora if such Principal Prepayment is received on or after the seventeenth day of the month immediately preceding the month of such Distribution Date, but on or before the last day of the month immediately preceding the month of such Distribution Date, the difference between (i) one full month’s interest at the applicable Net Mortgage Rate (after giving effect to any applicable Relief Act Reduction) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period:  With respect to those Mortgage Loans serviced by Servicers other than Aurora and any Distribution Date and any Principal Prepayment, whether in part or in full (including any liquidation), the calendar month immediately preceding the month in which such Distribution Date occurs.  With respect to any Distribution Date and a Principal Prepayment in full (including any liquidation) with respect to those Mortgage Loans serviced by Aurora, the period from the seventeenth day of the month immediately preceding the month of such Distribution Date to the sixteenth day of the month of such Distribution Date. With respect to those Mortgage Loans serviced by Aurora, any Distribution Date and any Principal Prepayment in part, the calendar month immediately preceding the month in which such Distribution Date occurs.

Prepayment Premiums:  Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan with respect to which the Seller owns the servicing rights, as indicated in the Mortgage Loan Schedule.  Prepayment Premiums shall not be included in the Principal Remittance Amount or the Interest Remittance Amount with respect to any Pool.

Primary Mortgage Insurance Policy:  Any mortgage guaranty insurance, if any, on an individual Mortgage Loan as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender or the borrower.

Principal Distribution Amount:  With respect to any Distribution Date, and for each of Pool 1 and Pool 2, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 1-2 Aggregate Overcollateralization Release Amount attributable to such Mortgage Pool based on the Senior Proportionate Percentage for such Mortgage Pool, if any, for such Distribution Date.  For any Distribution Date and Pool 3, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 3 Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Prepayment:  Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the Servicing Agreement.

Principal Remittance Amount:  With respect to any Distribution Date and each Mortgage Pool, (a) the sum of (i) all principal collected (other than in connection with Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period whether by a Servicer, the Master Servicer or the Trustee, solely in its capacity as successor Master Servicer (less unreimbursed Advances due to the Master Servicer, any Servicer, or the Trustee, in its capacity as successor master servicer, with respect to the related Mortgage Loans, to the extent allocable to principal and any unreimbursed Servicing Advances), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period), (iii) the outstanding principal balance of each Mortgage Loan in such Mortgage Pool that was repurchased by the Seller or the related Transferor during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period), or the NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent), (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan in such Mortgage Pool during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period) allocable to principal, and (v) all Net Liquidation Proceeds, Insurance Proceeds, any Subsequent Recovery and other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period), to the extent allocable to principal, as reduced by (b) to the extent not reimbursed from the Interest Remittance Amount, other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer and each Servicer to the extent provided in this Agreement and each Servicing Agreement, and to the Custodian pursuant to the Custodial Agreement; provided, however, in the case of the Trustee such reimbursement may not exceed the Applicable Maximum Reimbursement Amount.  In the event the Trustee incurs reimbursable amounts in excess of the Applicable Maximum Reimbursement Amount, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than the Applicable Maximum Reimbursement Amount be reimbursed to the Trustee per Anniversary Year.  Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded in determining the Applicable Maximum Reimbursement Amount limitation on reimbursable amounts per Anniversary Year.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease:  With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus supplement dated June 29, 2005 together with the accompanying prospectus dated June 27, 2005, relating to the Offered Certificates.

Purchase Price:  With respect to the purchase of a Mortgage Loan or related REO Property pursuant to Section 2.05 of this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date; (c) any unreimbursed Servicing Advances with respect to such Mortgage Loan; (d) any costs and damages incurred by the Trust Fund with respect to such Mortgage Loan in connection with any violation of any federal, state or local predatory or abusive lending laws or other similar laws; and (e) the fair market value of all other property being purchased (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan).  The Master Servicer, each Servicer (or the Trustee, in its capacity as successor Master Servicer, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or such Servicer under this Agreement or the Servicing Agreement (or to the Trustee hereunder in its capacity as successor Master Servicer), together with any accrued and unpaid compensation due to the Master Servicer, any Servicer or the Trustee hereunder or thereunder.

QIB:  As defined in Section 3.03(c).

Qualified GIC:  A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i)

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii)

provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates or the NIM Securities, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(iv)

provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

Qualifying Substitute Mortgage Loan:  In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan, (iii) in the case of Mortgage Loans in Pool 1 or Pool 2, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) in the case of Mortgage Loans in Pool 1 or Pool 2, has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) in the case of Mortgage Loans in Pool 1 or Pool 2, has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan, (vii) in the case of Mortgage Loans in Pool 1 or Pool 2, has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (viii) has the same Due Date as the Deleted Mortgage Loan, (ix) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (x) is current as of the date of substitution, (xi) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xii) has been underwritten by any Transferor in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xiii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiv) is secured by the same property type as the Deleted Mortgage Loan, (xv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the related Mortgage Loan Sale and Assignment Agreement, (xvi) has the same or higher lien position as the Deleted Mortgage Loan, (xvii) is covered by a Primary Mortgage Insurance Policy if the Deleted Mortgage Loan was so covered and (xviii) contains provisions covering the payment of Prepayment Premium by the Mortgagor for early prepayment of the Mortgage Loan at least as favorable as the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xiii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (ix) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (xi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency:  Each of Moody’s and S&P.

Realized Loss:  With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or any Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation.  In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date:  With respect to the Book-Entry Certificates, other than the Class 1-AX, Class 2-A1, Class 2-A2, Class 3-A2B, Class 3-A3A, Class 3-A3B, Class 3-A4, Class 3-M1, Class 3-M2 and Class 3-M3 Certificates, and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.  With respect to the Class 1-AX, Class 2-A1, Class 2-A2, Class 3-A2B, Class 3-A3A, Class 3-A3B, Class 3-A4, Class 3-M1, Class 3-M2, Class 3-M3, Class P, Class 3-P, Class X, Class 3-X, Class R and Class 3-R Certificates and any Class of Definitive Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Regulation S:  Not applicable.

Regulation S Global Security:  Not applicable.

Relief Act:  The Servicemembers Civil Relief Act and any similar state law or regulation.

Relief Act Reduction:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

REMIC:  Each pool of assets in the Trust Fund designated as a REMIC pursuant to Section 10.01(a) hereof.

REMIC LT-1&2:  As described in the Preliminary Statement.

REMIC LT-3:  As described in the Preliminary Statement.

REMIC MT1-1&2:  As described in the Preliminary Statement.

REMIC MT2-1&2:  As described in the Preliminary Statement.

REMIC MT-3:  As described in the Preliminary Statement.

REMIC Provisions:  The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC UT-1&2:  As described in the Preliminary Statement.

REMIC UT-3:  As described in the Preliminary Statement.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Residual Certificates:  The Class R Certificates and the Class 3-R Certificates.

Responsible Officer:  When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, or any officer, working in its Corporate Trust Office and having responsibility for the administration of this Agreement, and any other officer to whom a matter arising under this Agreement may be referred.

Restricted Certificate:  Any Class P, Class 3-P, Class X, Class 3-X, Class R or Class 3-R Certificate.

Restricted Global Security:  Not Applicable.

Rules:  As defined in Section 6.20(c).

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Scheduled Payment:  Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or as a result of any related Deficient Valuation (in each case, excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance:  With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date, and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts received thereon which are allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule.  The Scheduled Principal Balance of a Liquidated Mortgage Loan shall be zero.

Security Agreement:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller:  Lehman Brothers Holdings Inc. or any successor in interest thereto.

Senior Proportionate Percentage:  For Pool 1 with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such date. For Pool 2 with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such date.

Servicer:  Any Servicer that has entered into any of the Servicing Agreements attached as Exhibit E hereto, or any successors in interest.

Servicer Remittance Date:  The day in each calendar month on which each Servicer is required to remit payments to the Collection Account, as specified in the related Servicing Agreement, which is the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next succeeding Business Day).

Servicing Advances:  Expenditures incurred by the related Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under the Servicing Agreement.

Servicing Agreement:  Each servicing agreement or reconstituted servicing agreement entered into between a Servicer and the Seller dated as of June 1, 2005, attached hereto in Exhibit E, and any other servicing agreement entered into between a successor servicer and the Seller or the Trustee pursuant to the terms hereof.

Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

Servicing Fee Rate:  With respect to each Mortgage Loan, the rate specified in the related Servicing Agreement.

Startup Day:  The day designated as such pursuant to Section 10.01(b) hereof.

Subordinate Net Funds Cap:  With respect to any Distribution Date, the weighted average of the Pool 1 Net Funds Cap and the Pool 2 Net Funds Cap weighted on the basis of the Pool Subordinate Amount for each such Mortgage Pool and determined by first multiplying the Pool 2 Net Funds Cap by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to that Distribution Date.

Subsequent Recovery:  Any amount recovered by a Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

Substitution Amount:  The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, and any related unpaid Advances or Servicing Advances or unpaid Servicing Fees, plus any costs and damages incurred by the Trust Fund associated with violation of any federal, state or local predatory or abusive lending laws.

Tax Matters Person:  The “tax matters person” as specified in the REMIC Provisions.

Telerate Page 3750:  The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Title Insurance Policy:  A title insurance policy maintained with respect to a Mortgage Loan.

Total Distribution Amount:  With respect to any Distribution Date and Pool 1 and Pool 2, the sum of (i) the Interest Remittance Amount for Pool 1 and Pool 2 for such date; (ii) the Principal Remittance Amount for Pool 1 and Pool 2 for such date; and (iii) the Prepayment Premiums with respect to Pool 1 and Pool 2.  With respect to any Distribution Date and Pool 3, the sum of (i) the Interest Remittance Amount for Pool 3 for such date, (ii) the Principal Remittance Amount for Pool 3 for such date, and (iii) Prepayment Premiums with respect to Pool 3.

Transfer Agreements:  As defined in the Mortgage Loan Sale Agreement.

Transferor:  Each seller of Mortgage Loans to the Seller pursuant to the Transfer Agreements.

Trust Fund:  The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor’s rights under the Transfer Agreements, the Mortgage Loan Sale Agreement and each Servicing Agreement, the Cap Agreement and all amounts received from the Cap Counterparty thereunder, such amounts as shall from time to time be held in the Pool 1-2 Basis Risk Reserve Fund and Pool 3 Basis Risk Reserve Fund, the Collection Account, Certificate Account, any Custodial Account and any Escrow Account, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

Trustee:  Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

UCC or Uniform Commercial Code:  The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Underwriter:  Lehman Brothers Inc.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Basis Risk Shortfall:  With respect to any Distribution Date and any Class of Offered Certificates (other than the Class 1-AX Certificates), the aggregate of all Basis Risk Shortfalls with respect to such Class remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the applicable Net Funds Cap but limited in the case of any Group 1 Senior Certificate, Group 2 Senior Certificate or Crossed Subordinate Certificate, to a rate no greater than the applicable Maximum Interest Rate).

Voting Interests:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 86% of all Voting Interests shall be allocated to the Senior Certificates (other than the Class 1-AX and Class 3-AIO Certificates) and the Offered Subordinate Certificates, the Class R and Class 3-R Certificates.  Voting Interests shall be allocated among such Certificates (other than the Class R and Class 3-R Certificates) based on the product of (i) 86% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount of all such Certificates then outstanding and the denominator is the Aggregate Loan Balance then outstanding.  The remainder of the Voting Interests not otherwise allocated below shall be allocated to the Class R and Class 3-R Certificates.  At all times during the term of the Agreement, 5% of all Voting Interests shall be allocated to each of the Class 1-AX and Class 3-AIO Certificates; provided, however, after the Distribution Date in December 2007, the 5% Voting Interests allocated to the Class 1-AX Certificates shall be allocated to the Class 3-AIO Certificates.  At all times during the term of this Agreement, 1% of all Voting Interests shall be allocated to each of the Class P, Class 3-P, Class X and Class 3-X Certificates, while they remain outstanding.  Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Percentage Interests.

Weighted Average Bond Coupon:  With respect to the Group 1 Senior Certificates and Crossed Subordinate Certificates and any Distribution Date, the per annual rate equal to (I) the sum of (i) the product of (x) the Class Principal Amount of the Class 1-A1 Certificates, (y) the Interest Rate on the Class 1-A1 Certificates and (z) the actual number of days in the Accrual Period related to such Distribution Date divided by 30, (ii) the product of (x) the Class Principal Amount of the Class 1-A2 Certificates immediately prior to that Distribution Date, (y) the Interest Rate on the Class 1-A2 Certificates and (z) the actual number of days in the Accrual Period related to such Distribution Date divided by 30, (iii) the product of (x) the Class Principal Amount of the Class 1-A3 Certificates and (y) the Interest Rate on the Class 1-A3 Certificates and (z) the actual number of days in the Accrual Period related to such Distribution Date divided by 30, (iv) the product of (x) the Class Principal Amount of the Class 1-A4 Certificates and (y) the Interest Rate on the Class 1-A4 Certificates and (z) the actual number of days in the Accrual Period related to such Distribution Date divided by 30, (v) the product of (x) the Pool Subordinate Amount for Pool 1 and (y) the weighted average Interest Rate on the Crossed Subordinate Certificates and (z) the actual number of days in the Accrual Period related to such Distribution Date divided by 30, divided by (II) the Pool Balance for Pool 1 as of the first day of the related Collection Period.

Section 1.02.

Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer.  The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or any Servicer.

Section 1.03.

Calculations Respecting Accrued Interest.

Accrued interest, if any, on Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class M1, Class M2, Class M3, Class M4 and Class 3-A1 Certificates, shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.  Accrued interest on the Class 1-AX, Class 2-A1, Class 2-A2, Class 3-A2A, Class 3-A2B, Class 3-A3A, Class 3-A3B, Class 3-A4, Class 3-AIO, Class 3-M1, Class 3-M2, and Class 3-M3 Certificates shall be calculated based upon a 360-day year and twelve 30-day months.

ARTICLE II

DECLARATION OF TRUST;

ISSUANCE OF CERTIFICATES

Section 2.01.

Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a)

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans.  Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in and to the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Custodial Accounts, any Escrow Account established pursuant to Section 9.06, the Pool 1-2 Basis Risk Reserve Fund and the Pool 3 Basis Risk Reserve Fund established pursuant to Section 5.06 and all amounts from time to time credited to and the proceeds of each such account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing, to have and to hold (or a Custodian on its behalf), in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

Concurrently with the execution and delivery of this Agreement, the Group 1 Senior Cap Agreement, the Class 3-A1 Cap Agreement and the Class 3-A2 Cap Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement, including all rights of the Seller under each related Servicing Agreement and each related Transfer Agreement (other than first payment date default or early payment date default rights against the related Transferor) but, in each case, only to the extent assigned under the Mortgage Loan Sale Agreement.  The Trustee hereby accepts such assignment and delegation, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor.  The foregoing sale, transfer, assignment, set-over, deposit, delegation and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.  The Depositor hereby confirms it directs the Trustee, solely in its capacity as Trustee hereunder, to execute and deliver the Group 1 Senior Cap Agreement, the Class 3-A1 Cap Agreement or the Class 3-A2 Cap Agreement.  The Trustee shall have no duty or responsibility to enter into any other interest rate cap agreement upon the expiration or termination of the Group 1 Senior Cap Agreement, the Class 3-A1 Cap Agreement or the Class 3-A2 Cap Agreement.

Concurrently with the execution of this Agreement, the Group 1 Senior Cap Agreement, the Class 3-A1 Cap Agreement and the Class 3-A2 Cap Agreement, shall be delivered to the Trustee.

(b)

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the applicable Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)

with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, as shown on Exhibit B-4 hereto, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)

if applicable, the original of any guarantee, security agreement or pledge agreement executed in connection with the Mortgage Note, assigned to the Trustee;

(iii)

with respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon.  If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or the applicable Custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel delivered to the Trustee and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv)

the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v)

with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The related Mortgage shall be assigned either (A) in blank, without recourse or (B) to “Citibank, N.A., as Trustee of the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1,” without recourse;

(vi)

if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel delivered to the Trustee that such original Intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vii)

with respect to any Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney’s opinion of title and abstract of title, and, if applicable, the original Primary Mortgage Insurance Policy or certificate;

(viii)

the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

(ix)

with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest; and

(x)

with respect to any Cooperative Loan, the Cooperative Loan Documents.

The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

(c)

(i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Depositor delivers, at its own expense, an Opinion of Counsel addressed to the Trustee (which must be Independent counsel) acceptable to the Trustee and the Rating Agencies, to the effect that recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the Master Servicer shall cause the applicable Servicer to submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by each Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan.  With respect to each Cooperative Loan, the Master Servicer, at the expense of the Depositor and with the cooperation of applicable Servicer, shall cause such Servicer to take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related Mortgaged Property.

(ii)

With respect to each MERS Mortgage Loan, the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause the Servicer to take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(d)

In instances where a Title Insurance Policy is required to be delivered to the Trustee or the applicable Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e)

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited.  All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

Section 2.02.

Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

(a)

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02.  The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

(b)

Within 45 days after the Closing Date, the Trustee or the applicable Custodian on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan.  The Trustee, or the applicable Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any applicable Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c)

If in the course of the review described in paragraph (b) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Trustee, or the applicable Custodian on behalf of the Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Trustee, the Depositor and the Master Servicer.  Within 90 days of its receipt of such notice, the Transferor, or, if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected).  If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or, if the Transferor does not do so, the Depositor, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price.  A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred.  Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05.  The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d)

Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e)

Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, any Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f)

Each of the parties hereto acknowledges that the applicable Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and the Custodial Agreement.

(g)

Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges a receipt of the Mortgage Loan Sale Agreement and each Servicing Agreement.

Section 2.03.

Representations and Warranties of the Depositor.

(a)

The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders and to the Master Servicer as of the Closing Date or such other date as is specified, that:

(i)

the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)

the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)

the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi)

immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(b)

The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement).  To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or any Certificateholder hereunder (other than a breach by the Seller of the representations made pursuant to Sections 1.04(b)(xii), 1.04(b)(xiii), 1.04(b)(xiv), 1.04(b)(xv), 1.04(b)(xvi) and 1.04(b)(xvii) of the Mortgage Loan Sale Agreement) shall be their rights to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it.  Pursuant to the terms of the Mortgage Loan Sale Agreement, the representations and warranties made by the Seller pursuant to Sections 1.04(b)(xii), 1.04(b)(xiii), 1.04(b)(xiv), 1.04(b)(xv), 1.04(b)(xvi) and 1.04(b)(xvii)  of the Mortgage Loan Sale Agreement shall be the direct obligations of the Seller.  With the exception of the immediately proceeding sentence, the Seller shall not have any other obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans sold by it if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty.  The Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

Section 2.04.

Discovery of Breach.

It is understood and agreed that the representations and warranties (i) set forth in Section 2.03, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Depositor by the Seller under the Mortgage Loan Sale Agreement and to the Trustee by the Depositor hereunder and (iii) of each Transferor and of each Servicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.  Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of such representations and warranties that materially and adversely affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.  Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor or given by any Transferor or the Seller and assigned to the Trustee, the Depositor, such Transferor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (or, with respect to Mortgage Loans as to which there is a breach of a representation or warranty set forth in Section 1.04(b)(v) of the Mortgage Loan Sale Agreement, at the purchase price therefor paid by the Seller under the Mortgage Loan Sale Agreement) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.  In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of Certificateholders.  As provided in the Mortgage Loan Sale Agreements, if any Transferor substitutes a mortgage loan for a Deleted Mortgage Loan pursuant to the related Transfer Agreement and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, then pursuant to the terms of the Mortgage Loan Sale Agreement the Seller will, in exchange for such substitute mortgage loan, (i) pay to the Trust Fund the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute a Qualifying Substitute Mortgage Loan.

Section 2.05.

Repurchase, Purchase or Substitution of Mortgage Loans.

(a)

With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale Agreement, or by the Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Master Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account or a Custodial Account, as applicable.  The Trustee (i) upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, (ii) upon receipt of a written certification from the Master Servicer that it has received the full amount of the Purchase Price for a Deleted Mortgage Loan and has deposited such amount in the Collection Account or (iii) upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the Seller or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the related Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.  The Seller indemnifies and holds the Trust Fund, the Master Servicer, the Trustee, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

(b)

With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or the applicable Custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan:  (i) the Depositor, the Transferor or the Seller, as applicable, must deliver to the Trustee (or the applicable Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan.  As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

(c)

Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not result in an Adverse REMIC Event.

Section 2.06.

Grant Clause.

(a)

It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if such conveyance is deemed to be in respect of a loan, it is intended that:  (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b)

The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement.  The Depositor shall, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the jurisdiction of organization of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws.  Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee.  Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

ARTICLE III

THE CERTIFICATES

Section 3.01.

The Certificates.

(a)

The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code.  The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount (or Notional Amount), or in the Percentage Interests, specified herein.  Each Class of Offered Certificates will be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof.  The Class P, Class 3-P, Class X and Class 3-X Certificates shall each be maintained in definitive, fully registered form in a minimum denomination equal to 10% of the Percentage Interest of each such Class and integral multiples of 1.00% in excess thereof.  Each of the Class R and Class 3-R Certificates shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class.  The Certificates may be issued in the form of typewritten certificates.

(b)

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer.  Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 2.01.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

Section 3.02.

Registration.

The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”).  The Trustee may appoint a bank or trust company to act as Certificate Registrar.  A registration book shall be maintained for the Certificates collectively.  The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee.  The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03.

Transfer and Exchange of Certificates.

(a)

A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount or Percentage Interest as the Certificate being transferred.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b)

A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount or Percentage Interest as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c)

By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i)

The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”) by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

(ii)

The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

(d)

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Trustee has received (A) a certificate substantially in the form of Exhibit H hereto (or Exhibit D-1, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Depositor or any NIMS Insurer to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, the Trustee receives an Opinion of Counsel to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code.  Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H.  The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Master Servicer, the NIMS Insurer or the Depositor.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.  The Trustee shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.  The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.  The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan, any payments made on such ERISA-Restricted Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

(e)

As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable.  No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f)

Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-Permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2.  In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the Master Servicer and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-Permitted Foreign Holder.  Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-Permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-Permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.  The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder.  The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate.  The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g)

Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

Section 3.04.

Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05.

Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount.  Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06.

Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07.

Temporary Certificates.

(a)

Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b)

If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations.  Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08.

Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder.  The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee.  If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date.  Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

Section 3.09.

Book-Entry Certificates.

(a)

Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c).  Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)

the provisions of this Section 3.09 shall be in full force and effect;

(ii)

the Depositor, the Master Servicer, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)

to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)

the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b)

Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)

If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount (or Class Notional Amount) of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer’s Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates.  Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01.

Collection Account.

(a)

On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the “Collection Account”), entitled “Collection Account, Aurora Loan Services LLC, as Master Servicer, in trust for the benefit of the Holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1” or its nominee.  The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b)

The Collection Account shall be an Eligible Account.  If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 15 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c)

The Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account.  The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer under this Agreement.  No later than 2:00 p.m. New York City time on each Master Servicer Remittance Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Distribution Date, shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds.  The Master Servicer, at its option (but with prior notice to the Trustee), may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

(d)

The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date.  Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account one Business Day following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)

all payments on account of principal, including Principal Prepayments, late collections, and any Prepayment Premiums, on the Mortgage Loans;

(ii)

all payments on account of interest on the Mortgage Loans, in all cases, net of the Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

(iii)

any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21) and (y) any amounts reimbursable to a Servicer with respect to such Mortgage Loan under the applicable Servicing Agreement and retained by such Servicer;

(iv)

all Insurance Proceeds;

(v)

all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04 or applicable Servicing Agreement;

(vi)

all amounts paid by any Servicer with respect to Prepayment Interest Shortfalls; and

(vii)

the Purchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person, and any Substitution Amount related to any Qualifying Substitute Mortgage Loan and any purchase price paid by the NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 7.04.

(e)

Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the Master Servicer Remittance Date (except that if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment shall mature not later than such applicable Master Servicer Remittance Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity.  All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and the Holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1.  All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time and shall not be part of the Trust Fund.  The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.  The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees, prepayment penalties with respect to mortgages for which the Seller does not own the servicing rights, and other incidental fees and charges relating to the Mortgage Loans (other than Prepayment Premiums) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation.  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 4.02.

Application of Funds in the Collection Account.

The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i)

to reimburse itself or any Servicer for Advances or Servicing Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; such right to reimbursement pursuant to this sub-clause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii)

to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the related Servicing Agreement) for any previously unreimbursed Advances or Servicing Advances made by it or by such Servicer (A) that it or such Servicer determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance or Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances or Servicing Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii)

to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 9.20 and 9.22(c) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv)

[Reserved];

(v)

to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to Sections 9.04, 9.05, 9.06 9.07(a), 9.16, 9.30 or 11.15 or pursuant to the related Servicing Agreement;

(vi)

to pay to the Depositor, the Seller or any Transferor, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

(vii)

subject to Section 5.05, to pay to itself income earned on the investment of funds deposited in the Collection Account;

(viii)

to make payments to the Trustee on each Master Servicer Remittance Date for deposit into the Certificate Account in the amount provided in Section 4.04;

(ix)

to make payment to itself, the Trustee and others pursuant to any other provision of this Agreement;

(x)

to withdraw funds deposited in error in the Collection Account;

(xi)

to clear and terminate the Collection Account pursuant to Section 7.02;

(xii)

to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders;

(xiii)

to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

If provided in the related Servicing Agreement, each Servicer shall be entitled to retain as additional servicing compensation any Prepayment Interest Excess (to the extent not offset by Prepayment Interest Shortfalls).

In the event that the Master Servicer fails on any Master Servicer Remittance Date to remit to the Trustee any amounts required to be so remitted to the Trustee pursuant to sub-clause (viii) by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest calculated at the “prime rate” (as published in the “Money Rates” section of The Wall Street Journal) on such amounts not timely remitted for the period from and including that Master Servicer Remittance Date to but not including the related Distribution Date.  The Master Servicer shall only be required to pay the Trustee interest for the actual number of days such amounts are not timely remitted (e.g., one day’s interest, if such amounts are remitted one day after the Master Servicer Remittance Date).

In connection with withdrawals pursuant to sub-clauses (i), (iii), and (vi) above, the Master Servicer’s, any Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan.  The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such sub-clause (i), (iii) and (vi).

Section 4.03.

Reports to Certificateholders.

(a)

On each Distribution Date, the Trustee shall prepare (based solely on information provided by the Master Servicer or the Cap Counterparty) and shall make available to the Certificateholders a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicers).

(i)

the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Offered Certificates, other than any Class of Notional Certificates, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)

the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Offered Certificates allocable to interest and the calculation thereof;

(iii)

the amount, if any, of any distributions to the Holders of the Class P, Class 3-P, Class X, Class 3-X, Class R and Class 3-R Certificates on such Distribution Date, stated separately, and the aggregate amounts, if any, of distributions to the Holders of the Class P, Class 3-P, Class X, Class 3-X, Class R and Class 3-R Certificates on all Distribution Dates, stated separately;

(iv)

(A) by Mortgage Pool and in the aggregate, the aggregate amount of any Advances required to be made by or on behalf of the Servicers (or the Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v)

by Mortgage Pool and in the aggregate, the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vi)

the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Pool 1-2 Applied Loss Amounts or Pool 3 Applied Loss Amounts;

(vii)

by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(viii)

by Mortgage Pool and in the aggregate, the amount of the Servicing Fees paid during the Collection Period to which such distribution relates;

(ix)

by Mortgage Pool and in the aggregate, the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;

(x)

by Mortgage Pool and in the aggregate, the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgage Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xi)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

(xii)

the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xiii)

the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates (with a notation if such Certificate Interest Rate reflects the application of the applicable Net Funds Cap);

(xiv)

With respect to each Pool, the Interest Remittance Amount and the Principal Remittance Amount with respect to each Mortgage Pool and the Pool 1-2 Senior Principal Distribution Amount, the Pool 3 Senior Principal Distribution Amount, the Pool 1-2 Aggregate Overcollateralization Release Amount, and the Pool 3 Overcollateralization Release Amount applicable to such Distribution Date;

(xv)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(xvi)

the Pool 1-2 Overcollateralization Amount and the Pool 3 Overcollateralization Amount after giving effect to the distributions made on such Distribution Date;

(xvii)

the amount of any Pool 1-2 Overcollateralization Deficiency and the Pool 3 Overcollateralization Deficiency after giving effect to the distributions made in such Distribution Date;

(xviii)

the level of LIBOR and the Certificate Interest Rate of each of the LIBOR Certificates; and

(xix)

the amount of any payments made by the Cap Counterparty to the Trust Fund under Group 1 Senior Cap Agreement, the Class 3-A1 Cap Agreement and the Class 3-A2A Cap Agreement.

In the case of information furnished pursuant to sub-clauses (i), (ii) and (vi) above, the amounts shall (except with respect to the Class X Certificates) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

The Trustee will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) provided to it by the Master Servicer available each month to Certificateholders and the Rating Agencies via the Trustee’s internet website.  The Trustee’s internet website shall initially be located at “www.sf.citidirect.com”.  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 422-2066.  Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such or notifying the Trustee at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York  10013, Attention:  Agency and Trust—Lehman XS Trust Service 2005-1.  The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Trustee  based solely on Mortgage Loan data provided to the Trustee by the Master Servicer (in a format agreed to by the Trustee and the Master Servicer) no later than 2:00 p.m. Eastern Time four Business Days prior to the Distribution Date.  In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by each Servicer and to the Trustee by the Master Servicer, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.  The Trustee shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

(b)

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee will be promptly forwarded to the Master Servicer, the Master Servicer shall provide, or cause to be provided, to the extent such information is available to the Master Servicer exercising reasonable efforts to obtain such information (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to the NIM Securities or an investment in the Certificates; provided, however, that the Trustee shall be entitled to be reimbursed by such Certificateholder for the actual expenses incurred in providing such reports and access.

(c)

Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall, upon written request, have prepared and shall make available to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Certificateholders pursuant to Section 4.03(a)(i) and (ii) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however that this Section 4.03(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement.  Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund.  The Trustee shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code.  The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

(d)

The Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method.  The Trustee shall also file a Form 8811 as required.  The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Master Servicer and the Depositor.  The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders.  The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to comply with the foregoing.

Section 4.04.

Certificate Account.

(a)

The Trustee shall establish and maintain in its name, as trustee, a trust account (the “Certificate Account”) entitled “Certificate Account, Citibank, N.A., as Trustee, in trust for the benefit of the Holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1” until disbursed pursuant to the terms of this Agreement.  The Certificate Account shall be an Eligible Account and shall be for the benefit of the Certificateholders.  If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds and investment property on deposit in such existing Certificate Account into such new Certificate Account.  The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

(b)

The Trustee shall deposit or cause to be deposited into the Certificate Account, on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee, all such amounts.  The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

(i)

to make payment to itself pursuant to any provision of this Agreement, or to reimburse itself or its agents for any amounts reimbursable to it pursuant to Sections 6.11, 6.12 or 7.01; provided, however, that any amounts in excess of the annual cap described in clause (b) of the definition of “Interest Remittance Amount” and clause (b) of the definition of “Principal Remittance Amount” in any Anniversary Year, other than costs and expenses incurred by the Trustee pursuant to Sections 6.11, 6.14 and 7.01 in connection with any transfer of servicing, shall not be withdrawn from the Certificate Account and paid to the Trustee and the Trustee’s reimbursement for such excess amounts shall be made pursuant to Section 5.02(d)(3) and 5.02(g)(3) hereof;

(ii)

to withdraw amounts deposited in the Certificate Account in error;

(iii)

to make payments to itself and others pursuant to any provision of this Agreement;

(iv)

to make distributions to Certificateholders pursuant to Article V; and

(v)

to clear and terminate the Certificate Account pursuant to Section 7.02.

The Trustee may invest, or cause to be invested, funds held in the Certificate Account, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Trustee).  All such investments must be payable on demand or mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity.  All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee.  All income and gain realized from any such investment shall be compensation to the Trustee and shall be subject to its withdrawal on order from time to time.  The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01.

Distributions Generally.

(a)

Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V.  Such distributions shall be made by wire transfer if the Certificateholder has provided the Trustee with wire instructions or by check mailed to the address of such Certificateholder as it appears in the books of the Trustee if the Certificateholder has not provided the Trustee with wire instructions in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants.  Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the applicable Corporate Trust Office.  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b)

 All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates of such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

Section 5.02.

Distributions from the Certificate Account.

(a)

On each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Pool 1-2 Total Distribution Amount and the Pool 3 Total Distribution Amount and shall allocate such amount to the interests issued in respect of each REMIC and shall distribute such amount as specified in this Section.   All allocations and distributions made between and with respect to Pool 1, Pool 2 and Pool 3 in this Section shall be made concurrently.

(b)

On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for Pool 1 for such date in the following order of priority:

(i)

concurrently, to each Class of Group 1 Senior Certificates and the Class 1-AX Certificates, pro rata on the basis of the amount of interest distributable thereon, Current Interest and any Carryforward Interest for such Classes and for such Distribution Date; provided, however, that if amounts distributable are insufficient to pay such amounts, any resulting shortfalls shall be allocated pro rata on the basis of Current Interest and Carryforward Interest due such Classes on such Distribution Date; and

(ii)

for application as part of Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as provided in subsection (h) of this Section, any Pool 1 Monthly Excess Interest for such Distribution Date.

(c)

On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for Pool 2 for such date in the following order of priority:

(i)

concurrently to each Class of Group 2 Senior Certificates pro rata on the basis of the amount of interest distributable thereon, Current Interest and any Carryforward Interest for such Classes and for such Distribution Date; provided, however, that if amounts distributable are insufficient to pay such amounts, any resulting shortfalls shall be allocated pro rata on the basis of Current Interest and Carryforward Interest due such Classes on such Distribution Date;

(ii)

for application as part of Pool 1-2 Monthly Excess Cashflow for such Remittance Date, as provided in subsection (h) of this Section, any Pool 2 Monthly Excess Interest for such Distribution Date.

(d)

On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for Pool 3 for such date in the following order of priority:

(i)

pro rata, to each Class of Group 3 Senior Certificates and the Class 3-AIO Certificates, Current Interest and any Carryforward Interest for such Classes and for such Distribution Date; provided, however, that if amounts distributable are insufficient to pay such amounts, any resulting shortfalls shall be allocated pro rata on the basis of Current Interest and Carryforward Interest due such Classes on such Distribution Date;

(ii)

to each Class of Group 3 Subordinate Certificates, in accordance with the Group 3 Subordinate Priority, Current Interest and any Carryforward Interest for such Classes and for such Distribution Date;

(iii)

to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee; and

(iv)

for application as part of Pool 3 Monthly Excess Cashflow for such Remittance Date, as provided in subsection (i) of this Section, any Pool 3 Monthly Excess Interest for such Distribution Date.

(e)

On each Distribution Date, the Trustee shall distribute the Principal Distribution Amount for Pool 1 and Pool 2 for such date concurrently, as follows:

(i)

On each Distribution Date (a) prior to the Pool 1-2 Stepdown Date or (b) on or after the Pool 1-2 Stepdown Date and with respect to which a Pool 1-2 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates equals the Pool 1-2 Target Amount for such Distribution Date, the Trustee shall distribute the Principal Distribution Amount for each of Pool 1 and Pool 2 concurrently, in the following order of priority:

(A)  For Pool 1:  The Principal Distribution Amount for Pool 1 shall be distributed in the following order of priority:

(1) pro rata, to the Group 1 Senior Certificates as follows:

(a) sequentially to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, in that order, until the Class Principal Amount of each such Class has been reduced to zero; and

(b) to the Class 1-A4 Certificates  until the Class Principal Amount of such Class has been reduced to zero;

provided, however, that if on a Distribution Date after the aggregate Class Principal Amount of the Crossed Subordinate Certificates has been reduced to zero, the Pool 1-2 Overcollateralization Amount is equal to zero or less and Pool 1 Monthly Excess Interest is equal to zero, any amounts that would otherwise be distributed to the Group 1 Senior Certificates in accordance with subclauses (a) and (b) above shall be distributed to the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero; provided, further, the preceding proviso will remain in effect irrespective of whether the Pool 1-2 Overcollateralization Amount or Pool 1 Monthly Excess Interest is greater than zero on any subsequent Distribution Date;

(2)

to the Group 2 Senior Certificates, after giving effect to the distributions in clause (e)(i)(B)(1) below, in accordance with the Pool 1-2 Related Senior Priority, until the Class Principal Amount of each such Class has been reduced to zero;

(3)

to the Crossed Subordinate Certificates, in accordance with the Group 1-2 Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(4)

for application as part of Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as provided in subsection (h) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.

(B)  For Pool 2:  The Principal Distribution Amount for Pool 2 shall be distributed in the following order of priority:

(1)

pro rata, to the Class 2-A1 Certificates and Class 2-A2 Certificates, until the Class Principal Amount of each such Class has been reduced to zero; provided, however, if on a Distribution Date after the aggregate Class Principal Amount of the Crossed Subordinate Certificates has been reduced to zero, the Pool 1-2 Overcollateralization Amount is equal to zero or less and Pool 2 Monthly Excess Interest is equal to zero, any amounts that would otherwise be distributed to the Class 2-A1 Certificates and Class 2-A2 Certificates on a pro rata basis shall be distributed to the Class 2-A1 Certificates and Class 2-A2 Certificates, sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;  provided, further, the preceding proviso will remain in effect irrespective of whether the Pool 1-2 Overcollateralization Amount or Pool 2 Monthly Excess Interest is greater than zero on any subsequent Distribution Date;

(2)

to the Group 1 Senior Certificates, after giving effect to the distributions in clause (e)(i)(A)(i) above, in accordance with the Pool 1-2 Related Senior Priority,  until the Class Principal Amount of each such Class has been reduced to zero;

(3)

to the Crossed Subordinate Certificates, in accordance with the Group 1-2 Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(4)

for application as part of Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as provided in subsection (h) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.

(ii)

On each Distribution Date (a) on or after the Pool 1-2 Stepdown Date and (b) with respect to which a Pool 1-2 Trigger Event is not in effect, the Trustee shall distribute Principal Distribution Amount for each of Pool 1 and Pool 2, concurrently, in the following order of priority:

(1)

so long as any Class of Crossed Subordinate Certificates is outstanding, to the Group 1 Senior Certificates (from amounts in Pool 1, except as provided below) and to the Group 2 Senior Certificates (from amounts in Pool 2, except as provided below), in each case in accordance with the Pool 1-2 Related Senior Priority, in an amount equal to the lesser of (x) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date and (y) the Related Senior Principal Distribution Amount for such Mortgage Pool for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero; provided, however, that if none of the Crossed Subordinate Certificates are outstanding, the Trustee shall distribute the entire Principal Distribution Amount on such Distribution Date pro rata to the Group 1 Senior Certificates and Group 2 Senior Certificates (in each case in accordance with the Pool 1-2 Related Senior Priority) until the Class Principal Amount of each such Class has been reduced to zero;

(2)

to the Class M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amount for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and Group 2 Senior Certificates on such Distribution Date pursuant to clause (1) above, and (y) the M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(3)

to the Class M2 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amount for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates, Group 2 Senior Certificates and Class M1 Certificates on such Distribution Date pursuant to clauses (1) and (2) above, and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(4)

to the Class M3 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amount for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class M1 and Class M2 Certificates on such Distribution Date pursuant to clauses (1) through (3) above,  and (y) the M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(5)

to the Class M4 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amount for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class M1, Class M2 and Class M3 Certificates on such Distribution Date pursuant to clauses (1) through (4) above, and (y) the M4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero; and

(6)

for application as part of Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as provided in subsection (h) of this Section, any Principal Distribution Amount remaining after application pursuant to subclauses (1) through (5) above.

(f)

On each Distribution Date, the Trustee shall distribute the Principal Remittance Amount for Pool 3 for such date as follows:

(i)

On each Distribution Date (a) prior to the Pool 3 Stepdown Date or (b) with respect to which a Pool 3 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group 3 Certificates equals the Pool 3 Target Amount for such Distribution Date, the Trustee shall distribute the Principal Distribution Amount for Pool 3 in the following order of priority:

(A)  to the Group 3 Senior Certificates, in the following order of priority:

(1)

to the Class 3-A4 Certificates, the Class 3-A4 Priority Amount, until the Class Principal Amount of such Class has been reduced to zero; and

(2)

sequentially to the Group 3 Senior Certificates, in the following order of priority:

(a)

to the Class 3-A1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(b)

concurrently, to the Class 3-A2A and Class 3-A2B Certificates, pro rata, until the Class Principal Amount of each such Class has been reduced to zero; and

(c)

concurrently, to the Class 3-A3A and Class 3-A3B Certificates,  pro rata, until the Class Principal Amount of each such Class has been reduced to zero; and

(d)

to the Class 3-A4 Certificates, without regard to the Class 3-A4 Priority Amount, until the Class Principal Amount of such Class has been reduced to zero;

(B)  sequentially, to the Group 3 Subordinate Certificates, in accordance with the Group 3 Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(C)  for application as part of Pool 3 Monthly Excess Cashflow for such Distribution Date, as provided in subsection (i) of this Section, any Principal Distribution Amount for Pool 3 remaining after application pursuant to clauses (A) and (B) above.

(ii)

On each Distribution Date (a) on or after the Pool 3 Stepdown Date and (b) with respect to which a Pool 3 Trigger Event is not in effect, the Trustee shall distribute the Principal Distribution Amount for Pool 3 for such date in the following order of priority:

(A)  so long as any of the Group 3 Subordinate Certificates are outstanding, to the Group 3 Senior Certificates in accordance with the Pool 3 Senior Priority, an amount equal to the lesser of (x) the Principal Distribution Amount for Pool 3 for such Distribution Date and (y) the Pool 3 Senior Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero; provided, however, if none of the Group 3 Subordinate Certificates are outstanding, the Trustee shall distribute the entire Principal Distribution Amount for Pool 3 on such Distribution Date to the Group 3 Senior Certificates (in accordance with the Pool 3 Senior Priority);

(B)  to the Class 3-M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group 3 Senior Certificates on such date pursuant to clause (A) above, and (y) the 3-M1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(C)  to the Class 3-M2 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group 3 Senior Certificates and the Class 3-M1 Certificates on such date pursuant to clauses (A) and (B) above, and (y) the 3-M2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(D)  to the Class 3-M3 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group 3 Senior Certificates, the Class 3-M1 Certificates and the Class 3-M2 Certificates on such date pursuant to clauses (A) through (C) above, and (y) the 3-M3 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

(E)  for application as part of Pool 3 Monthly Excess Cashflow for such Distribution Date, as provided in subsection (i) of this Section, any Principal Distribution Amount for Pool 3 remaining after application pursuant to subclauses (A) through (D) above.

(g)

On each Distribution Date the Trustee shall distribute the sum of Pool 1 Monthly Excess Interest and Pool 2 Monthly Excess Interest for such Distribution Date in the following order of priority:

(1) pro rata, the Group 1 Senior Certificate and Group 2 Senior Certificates, any Current Interest and Carryforward Interest for such Classes for such Distribution Date to the extent remaining unpaid after application pursuant to Section 5.02(b);

(2) sequentially, to the Crossed Subordinate Certificates, in that order, any Current Interest and Carryforward Interest for such Classes for such Distribution Date; and

(3) to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee;

(h)

On each Distribution Date, the Trustee shall distribute the Pool 1-2 Monthly Excess Cashflow for such date, together with any payments received under the Group 1 Senior Cap Agreement in the case of distributions made pursuant to subclause (iii) below, in the following order of priority:

(i)

for each Distribution Date occurring (a) before the Pool 1-2 Stepdown Date or (b) on or after the Pool 1-2 Stepdown Date but for which a Pool 1-2 Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates equals the Pool 1-2 Target Amount, in reduction of the Class Principal Amounts of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates in the following order of priority:

(A)  pro rata, based upon the Senior Proportionate Percentage, after giving effect to distributions pursuant to Section 5.02(e), to the Group 1 Senior Certificates and the Group 2 Senior Certificates, in each case in accordance with the Pool 1-2 Related Senior Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(B)  to the Crossed Subordinate Certificates, in accordance with the Pool 1-2 Subordinate Priority, in reduction of their Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(ii)

for each Distribution Date occurring on or after the Pool 1-2 Stepdown Date and for which a Pool 1-2 Trigger Event is not in effect, in the following order of priority:

(A)  pro rata, based upon the Senior Proportionate Percentage, after giving effect to distributions on such Distribution Date pursuant to Section 5.02(e), to the Group 1 Senior Certificates and Group 2 Senior Certificates, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and Group 2 Senior Certificates, equals the Pool 1-2 Senior Target Amount;

(B)  to the Class M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and Class M1 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

(C)  to the Class M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

(D)  to the Class M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates, and Class M1, Class M2 and Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount; and

(E)  to the Class M4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates, and Class M1, Class M2, Class M3 and Class M4 Certificates, after giving effect to distributions on such Distribution Date, equals the M4 Target Amount;

(iii)

to the Pool 1-2 Basis Risk Reserve Fund, an amount equal to the Pool 1-2 Basis Risk Payment with respect to the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates for such Distribution Date and any payments under the Group 1 Senior Cap Agreement, and then from the Pool 1-2 Basis Risk Reserve Fund, in the following order of priority:

(A)  concurrently, (i) to the Group 1 Senior Certificates, up to the Group 1 Monthly Excess Cashflow Percentage, the amount of any remaining Pool 1-2 Monthly Excess Cashflow, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date (to be paid first, from any payments under the Group 1 Senior Cap Agreement and second, from amounts on deposit in the Pool 1-2 Basis Risk Reserve Fund), in proportion to the amount of such shortfalls, and (ii) to the Group 2 Senior Certificates, up to the Group 2 Monthly Excess Cashflow Percentage of any remaining Pool 1-2 Monthly Excess Cashflow, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date, in proportion to the amount of such shortfalls;

(B)  to the Crossed Subordinate Certificates, in accordance with the Group 1-2 Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date;

(C)  concurrently, to the Group 1 Senior Certificates and Group 2 Senior Certificates, any remaining applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date, pro rata in accordance with such shortfalls; and

(D)  for addition to the amounts distributable pursuant to subclause (v) below, to the Class X Certificates, any amounts remaining in the Pool 1-2 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein pursuant to Section 5.01 after application pursuant to subclauses (A) through (C) above for such Distribution Date;

(iv)

to the Crossed Subordinate Certificates, in accordance with the Group 1-2 Subordinate Priority, any Deferred Amounts for each such Class and such Distribution Date;

(v)

to the Class X Certificates, the Class X Distributable Amount for such Distribution Date;

(vi)

on the earlier of (a) the Distribution Date occurring in June 2010 (or the next occurring Distribution Date on which sufficient funds are available in the Certificate Account) and (b) the final Distribution Date, to the Class P Certificates, $100 in payment of the Class P Principal Amount; and

(vii)

to the Class R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (vii) above;

(i)

On each Distribution Date, the Trustee shall distribute the Pool 3 Monthly Excess Cashflow for such date in the following order of priority:

(i)

for each Distribution Date occurring (a) before the Pool 3 Stepdown Date or (b) on or after the Pool 3 Stepdown Date but for which a Pool 3 Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Group 3 Senior Certificates equals the Pool 3 Target Amount for such Distribution Date, in the following order of priority:

(A)  to each Class of Group 3 Senior Certificates, in reduction of their respective Class Principal Amounts, in accordance with the Pool 3 Senior Priority, until the Class Principal Amount thereof of each such Class has been reduced to zero; and

(B)  to the Group 3 Subordinate Certificates, in reduction of their Class Principal Amount, in accordance with the Pool 3 Subordinate Priority, until the Class Principal Amount of such Class has been reduced to zero;

(ii)

for each Distribution Date occurring on or after the Pool 3 Stepdown Date and for which a Pool 3 Trigger Event is not in effect, in the following order of priority,

(A)  to each Class of Group 3 Senior Certificates, in accordance with the Pool 3 Senior Priority, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Group 3 Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 3 Senior Target Amount;

(B)  to the Class 3-M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 3 Senior Certificate and the Class 3-M1 Certificates, after giving effect to distributions on such Distribution Date, equals the 3-M1 Target Amount;

(C)  to the Class 3-M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class 3-M1 and the Class 3-M2 Certificates, after giving effect to distributions on such Distribution Date, equals the 3-M2 Target Amount;

(D)  to the Class 3-M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class 3-M1, Class 3-M2 and Class 3-M3 Certificates, after giving effect to distributions on such Distribution Date, equals the 3-M3 Target Amount;

(iii)

to the Pool 3 Basis Risk Reserve Fund, the amount of any Pool 3 Basis Risk Payment with respect to the Group 3 Certificates and any payment under the Class 3-A1 Cap Agreement and the Class 3-A2A Cap Agreement, and then from the Pool 3 Basis Risk Reserve Fund, in the following order of priority;

(A)  pro rata, to the Group 3 Senior Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date (to be paid first, in the case of the Class 3-A1 Certificates, from proceeds received under the Class 3-A1 Cap Agreement and, in the case of the Class 3-A2A Certificates, from proceeds received under the Class 3-A2A Cap Agreement; and second, from amounts on deposit in the Pool 3 Basis Risk Reserve Fund);

(B)  to the Group 3 Subordinate Certificates, in accordance with the Group 3 Subordinate Priority, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date; and

(C)  for addition to the amounts distributable pursuant to priority (vi) below, to the Class 3-X Certificates, any amounts remaining in the Pool 3 Reserve Fund in excess of amounts required to be on deposit therein after application pursuant to subclauses (A) and (B) above;

(iv) concurrently, in proportion to their respective Deferred Amounts (and any interest accrued on such Deferred Amounts), after giving effect to distributions described above on such Distribution Date, to the Group 3 Senior Certificates, any applicable Deferred Amount and any interest accrued on such Deferred Amount for each such Class and such Distribution Date;

(v) to the Group 3 Certificates, sequentially, in accordance with the Group 3 Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date;

(vi) to the Class 3-X Certificates, the Class 3-X Distributable Amount for such Distribution Date;

(vii) on the earlier of (a) the Distribution Date occurring in June 2010 or the next occurring Distribution Date on which sufficient funds are available in the Certificate Account and (b) the final Distribution Date, to the Class 3-P Certificates, $100 in payment of the Class 3-P Principal Amount; and

(viii) to the Class 3-R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (vii) above.

(j)

On each Distribution Date, an amount equal to the aggregate of all Prepayment Premiums collected with respect to Pool 1 and Pool 2 during the preceding Prepayment Period shall be distributed to the Holders of the Class P Certificates and the aggregate of all Prepayment Premiums collected with respect to Pool 3 during the preceding Prepayment Period shall be distributed to the Holders of the Class 3-P Certificates.

Section 5.03.

Allocation of Losses.

(a)

On each Distribution Date, the aggregate Class Principal Amount of the Crossed Subordinate Certificates shall be reduced by the amount of any Pool 1-2 Applied Loss Amount for such date, in the following order of priority:

(i)

to the Class M4 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(ii)

to the Class M3 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(iii)

to the Class M2 Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

(iv)

to the Class M1 Certificates, until the Class Principal Amount of such Class has been reduced to zero.

(b)

On each Distribution Date, the Class Principal Amounts of the Group 3 Certificates shall be reduced by the amount of any Pool 3 Applied Loss Amount for such date, in the following order of priority:

(i)

to the Class 3-M3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(ii)

to the Class 3-M2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(iii)

to the Class 3-M1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

(iv)

to the Group 3 Senior Certificates, pro rata, based on their respective Class Principal Amounts, until their respective Class Principal Amounts are reduced to zero.

Section 5.04.

Advances by Master Servicer, Servicers and Trustee.

(a)

Subject to Section 9.07, Advances shall be made in respect of each Determination Date as provided herein.  If, on any Determination Date, any Servicer determines that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) have not been received, such Servicer shall advance such amount to the extent provided in the applicable Servicing Agreement.  If any Servicer fails to remit Advances required to be made under the applicable Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance on the Master Servicer Remittance Date immediately following such Determination Date; provided, however, that required Advances remitted by the Servicer or the Master Servicer may be reduced by an amount, if any, to be set forth in an Officer’s Certificate to be delivered to the Trustee on such Determination Date, which if advanced the Master Servicer or the applicable Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise.  If the Master Servicer determines that an Advance is required, it shall on the Master Servicer Remittance Date immediately following such Determination Date either (i) remit to the Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance.  Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to Certificateholders required to be made on the related Distribution Date.  The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02.  Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.  The Trustee shall be entitled to conclusively rely upon any determination by the Master Servicer that an Advance, if made, would constitute a non-recoverable Advance.

(b)

In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04 on or before the Master Servicer Remittance Date, the Trustee, in its capacity as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicers that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise.  The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

Section 5.05.

Compensating Interest Payments.

The Master Servicer shall not be responsible for making any Compensating Interest Payments not made by the Servicers.  Any Compensating Interest Payments made by the Servicers shall be a component of the Interest Remittance Amount.

Section 5.06.

Basis Risk Reserve Funds.

(a)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Group 1 Senior Certificates, the Pool 1-2 Basis Risk Reserve Fund, into which LBH shall deposit $1,000.  In addition, the Trustee shall hold the Group 1 Senior Cap Agreement as an asset in the Pool 1-2 Basis Risk Reserve Fund.  The Pool 1-2 Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b)

On each Distribution Date on which there is a payment received under the Group 1 Senior Cap Agreement that is based on a notional amount in excess of the Class Principal Amount of the Group 1 Senior Certificates (such amount, the “Class X Excess Cap Amount”), the Trustee shall not treat such  payments as amounts on deposit in the Pool 1-2 Basis Risk Reserve Fund for purposes of determining the Pool 1-2 Required Reserve Fund Amount for any Distribution Date.  Any such Class X Excess Cap Amount shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class X Certificateholders, and the Trustee shall distribute such amount to the Class X Certificateholders pursuant to Section 5.02(h)(v).  On each Distribution Date the Trustee shall distribute in the order of priority and to the extent specified in Section 5.02(h)(iii) of this Agreement the sum of (without duplication) (a) any payments made by the Cap Counterparty to the Trust Fund for such Distribution Date with respect to the Group 1 Senior Cap Agreement and (b) any amounts then on deposit in the Pool 1-2 Basis Risk Reserve Fund, including any earnings thereon, in respect of the Group 1 Senior Cap Agreement.  On any Distribution Date, any amounts that the Trustee is not required to distribute from the Pool 1-2 Basis Risk Reserve Fund pursuant to Section 5.02(h)(v) of this Agreement shall remain on deposit in the Pool 1-2 Basis Risk Reserve Fund.

(c)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Class 3-A1 Certificates and the Class 3-A2 Certificates, a Pool 3 Basis Risk Reserve Fund, into which LBH shall deposit $1,000.  In addition, the Trustee shall hold the Class 3-A1 Cap Agreement and the Class 3-A2 Cap Agreement as assets in the Pool 3 Basis Risk Reserve Fund.  The Pool 3 Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(d)

On each Distribution Date on which there is a payment received under the Class 3-A1 Cap Agreement that is based on a notional amount in excess of the Class Principal Amount of the Class 3-A1 Certificates (such amount, the “Class 3-X1 Excess Cap Amount”), the Trustee shall not treat such  payments as amounts on deposit in the Pool 3 Basis Risk Reserve Fund for purposes of determining the Pool 3 Required Reserve Fund Amount for any Distribution Date.  Any such Class 3-X1 Excess Cap Amount shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class 3-X1 Certificateholders, and the Trustee shall distribute such amount to the Class 3-X Certificateholders pursuant to Section 5.02(i)(vi).  On each Distribution Date, the Trustee shall distribute in the order of priority and to the extent specified in Section 5.02(i)(iii) of this Agreement the sum of (without duplication) (a) any payments made by the Cap Counterparty to the Trust Fund for such Distribution Date with respect to the Class 3-A1 Cap Agreement and (b) any amounts then on deposit in the Pool 3 Basis Risk Reserve Fund, including any earnings thereon, in respect of the Class 3-A1 Cap Agreement.  On any Distribution Date, any amounts that the Trustee is not required to distribute from the Pool 3 Basis Risk Reserve Fund pursuant to Section 5.02(i)(vi) of this Agreement shall remain on deposit in the Pool 3 Basis Risk Reserve Fund.

(e)

On each Distribution Date on which there is a payment received under the Class 3-A2A Cap Agreement that is based on a notional amount in excess of the aggregate Class Principal Amount of the Class 3-A2A Certificates (such amount, the “Class 3-X2 Excess Cap Amount”), the Trustee shall not treat such payments as amounts on deposit in the Pool 3 Basis Risk Reserve Fund for purposes of determining the Required Reserve Fund Amount for any Distribution Date.  Any such Class 3-X2 Excess Cap Amount shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class 3-X Certificateholders, and the Trustee shall distribute such amount to the Class 3-X Certificateholders pursuant to Section 5.02(i)(vi).  On each Distribution Date the Trustee shall distribute in the order of priority and to the extent specified in Section 5.02(i)(iii) of this Agreement the sum of (without duplication) (a) any payments made by the Cap Counterparty to the Trust Fund for such Distribution Date with respect to the Class 3-A2A Cap Agreement and (b) any amounts then on deposit in the Pool 3 Basis Risk Reserve Fund, including any earnings thereon, in respect of the Class 3-A2A Cap Agreement.  On any Distribution Date, any amounts that the Trustee is not required to distribute from the Pool 3 Basis Risk Reserve Fund pursuant to Section 5.02(i)(vi) of this Agreement shall remain on deposit in the Pool 3 Basis Risk Reserve Fund.

(f)

Funds in the Pool 1-2 Basis Risk Reserve Fund and Pool 3 Basis Risk Reserve Fund shall be invested in Eligible Investments.  The Class X Certificates shall evidence ownership of the Pool 1-2 Basis Risk Reserve Fund for federal income tax purposes, the Class 3-X Certificate shall evidence ownership of the Pool 3 Basis Risk Reserve Fund for federal income tax purposes and LBH on behalf of the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  LBH shall be liable for any losses incurred on such investments.  In the absence of written instructions from LBH as to investment funds on deposit in the Pool 1-2 Basis Risk Reserve Fund and Pool 3 Basis Risk Reserve Fund, such funds shall remain uninvested.

ARTICLE VI

CONCERNING THE TRUSTEE EVENTS OF DEFAULT

Section 6.01.

Duties of Trustee.

(a)

The Trustee, except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee.  If an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement.

(c)

The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct.  Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction or with the consent of Holders of Certificates as provided in Section 6.18 hereof;

(ii)

For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the applicable Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

(iii)

No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor or the Master Servicer under this Agreement; and

(iv)

The Trustee shall not be responsible for the act or omission of the Master Servicer, any Servicer, the Depositor, the Seller or any Custodian.

(d)

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the applicable Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any NIMS Insurer or the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

(f)

The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g)

The Trustee shall not be held liable by reason of any insufficiency in the Collection Account or the Basis Risk Reserve Funds resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h)

Except as otherwise provided herein, the Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer, any Servicer or the Depositor delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(i)

The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(j)

Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.02.

Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 6.01:

(i)

The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by any NIMS Insurer or the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from any NIMS Insurer or the Certificateholders, as applicable, as a condition to proceeding.  The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(v)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

(vi)

The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders or any NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(vii)

The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(viii)

The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 6.03.

Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement or the Cap Agreements or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates.  The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04.

Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

Section 6.05.

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution whose accounts are insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

Section 6.06.

Resignation and Removal of Trustee.

(a)

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, any NIMS Insurer and the Master Servicer.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee acceptable to any NIMS Insurer by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to each of the Master Servicer and any NIMS Insurer.  If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b)

If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor or any NIMS Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, then the Depositor, any NIMS Insurer or the Master Servicer shall remove the Trustee and the Depositor shall appoint a successor trustee acceptable to any NIMS Insurer and the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy each to the successor trustee and one copy to the Master Servicer and any NIMS Insurer.

(c)

The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates (or any NIMS Insurer in the event of failure of the Trustee to perform its obligations hereunder) may at any time upon 30 days’ written notice to the Trustee and the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized (or by any NIMS Insurer), one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee and one copy to the Master Servicer and any NIMS Insurer; the Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor and the Master Servicer and any NIMS Insurer.

(d)

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon (i) the payment of all unpaid amounts owed to the Trustee and (ii) the acceptance of appointment by the successor trustee as provided in Section 6.07.

Section 6.07.

Successor Trustee.

(a)

Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and the Master Servicer and any NIMS Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein.  The predecessor trustee (or its custodian) shall deliver to the successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b)

No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

(c)

Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency.  The expenses of such mailing shall be borne by the predecessor trustee.

Section 6.08.

Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.

Section 6.09.

Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)

Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee and any NIMS Insurer, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The Trustee shall not be responsible for any action or omission of any separate trustee, co-trustee or custodian.

(b)

Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)

all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)

no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)

the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer and any NIMS Insurer.

(d)

Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)

The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)

The Trustee shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee ) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 6.12.

Section 6.10.

Authenticating Agents.

(a)

The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates.  Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities and acceptable to any NIMS Insurer.

(b)

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)

Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, any NIMS Insurer and the Depositor.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, any NIMS Insurer and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and any NIMS Insurer and shall mail notice of such appointment to all Holders of Certificates.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.  Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

Section 6.11.

Indemnification of Trustee.

The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder or under the Cap Agreements, the Mortgage Loan Sale Agreement, any Transfer Agreement, any Servicing Agreement or any Custodial Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)

with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure of the Trustee to provide such written notice shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this Section 6.11;

(ii)

while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)

notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12.

Fees and Expenses of Trustee and Custodians.

The Trustee shall be entitled to (i) receive, and is authorized to pay itself, the amount of income or gain earned from investment of or other earnings on funds in the Certificate Account and (ii) reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 10.01 to which the Trustee is entitled as provided therein), except for expenses, disbursements and advances that either (i) do not constitute “unanticipated expenses” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) or (ii) arise from its negligence, bad faith or willful misconduct.  Each Custodian shall receive compensation and reimbursement or payment of its expenses under the related Custodial Agreement as provided therein; provided that, to the extent required under Section 6 or Section 20 of the Custodial Agreement, the Trustee is hereby authorized to pay such compensation or reimbursement from amounts on deposit in the Certificate Account prior to any distributions to Certificateholders pursuant to Section 5.02 hereof.

Section 6.13.

Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement.  The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.  If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted.  If the Trustee shall subsequently receive any such amount, it may withdraw such request.

Section 6.14.

Events of Default; Trustee To Act; Appointment of Successor.

(a)

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)

Any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or to such Master Servicer and the Trustee by the Holders of not less than 25% of the Class Principal Amount or Class Notional Amount of each Class of Certificates affected thereby; or

(ii)

Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days (or 15 days, in the case of failure to maintain any Insurance Policy required to be maintained pursuant to this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby or by any NIMS Insurer; or

(iii)

A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(iv)

The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)

The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi)

The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

(vii)

If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates or by any NIMS Insurer; or

(viii)

A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

(ix)

The Master Servicer has notice or actual knowledge that any Servicer at any time is not either a Fannie Mae- or Freddie Mac- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives such notice or actual knowledge; or

(x)

Any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Master Servicer Remittance Date, which failure continues unremedied for a period of one Business Day after the date upon which such written notice of such failure shall have been given to the Master Servicer by the Trustee.

If an Event of Default described in clauses (i) through (ix) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  If an Event of Default described in clause (x) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 6.14, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and pursuant to and under the terms of this Agreement; provided, however, the parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of the Master Servicer’s obligations to the Trustee.  The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.  The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans.  The Master Servicer being terminated shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively.  If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Fund and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Certificate Account pursuant to Section 4.04(b); provided that the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (v), (vii) and (ix) to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, shall promptly notify any NIMS Insurer and each Rating Agency of the nature and extent of such Event of Default.  The Trustee shall immediately give written notice to the Master Servicer upon the Master Servicer’s failure to remit funds on the Master Servicer Remittance Date.

(b)

Within 90 days of the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder.  In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and within a period of time not to exceed 90 days after the issuance of written notice of termination pursuant to Section 6.14(a) or Section 9.28 or for any breach of representation or warranty by such predecessor Master Servicer.  The Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14.  In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer.  As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

(c)

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of the Master Servicer hereunder.  Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.  The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith.  The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans.  Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Section 6.15.

Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of any NIMS Insurer and the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16.

Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of Certificateholders (with the consent of any NIMS Insurer) may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders and with the consent of any NIMS Insurer.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17.

Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to Certificateholders at their respective addresses appearing on the Certificate Register and any NIMS Insurer.  The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to any NIMS Insurer and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18.

Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may, with the consent of any NIMS Insurer, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, or any NIMS Insurer, unless such Certificateholders, or any NIMS Insurer, shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19.

Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer.  For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer or any other Event of Default unless notified in writing by the Depositor, the Master Servicer or the Certificateholders.

Section 6.20.

Preparation of Tax Returns and Other Reports.

(a)

The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof.  The Trustee shall prepare and file required state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee’s possession).  The Trustee shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law.  The Master Servicer shall indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(b)

The Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of each REMIC created hereby, an application on IRS Form SS-4.  The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Master Servicer, the Trustee and the Depositor.  The Trustee will file an IRS Form 8811.  The Trustee shall have no obligation to verify the information in any form 8811 or form SS-4 filings.

(c)

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 10 days (or, if applicable, within such shorter period of time as is required under the rules of the Securities and Exchange Commission (the “Commission”) as in effect from time to time (the “Rules”)) following each Distribution Date, the Trustee shall, in accordance with industry standards and the Rules, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K (or such other form as is prescribed by the Rules that includes (i) a copy of the statement to the Certificateholders for such Distribution Date, and (ii) such other information as is required by the Rules.

(d)

Unless the Trustee receives written notice not to do so prior to January 30, 2006, the Trustee shall, in accordance with industry standards, prepare and file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable.

(e)

If so directed by the Depositor, the Trustee shall, at monthly intervals or such other less frequent intervals as are specified by the Depositor, file with the Commission via EDGAR pursuant to Rule 424 under the Act a prospectus supplement to be prepared by the Depositor in EDGAR accessible format that includes (i) a cover page in the form provided by the Depositor, (ii) a copy of the statement to the Certificateholders for the most recent Distribution Date, and (iii) such other information as is provided by the Depositor.

(f)

Prior to March 30, 2006 and, unless and until a Form 15 Suspension Notification shall have been filed, on or prior to March 30 of each year thereafter, the Trustee shall file (but will not execute) a Form 10-K, in substance conforming to industry standards and complying with the Rules, with respect to the Trust Fund.  The Depositor shall furnish to the Trustee the form of Form 10-K the Depositor would like the Trustee to use in preparing the Form 10-K with respect to the Trust Fund no later than March 15, 2006.  Each Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934 (the “1934 Act”), as amended (the “Form 10-K Certification”) signed by an appropriate party or parties (which Form 10-K Certification the Trustee shall not be required to prepare or sign) and such other information as is required by the Rules.

(g)

The Trustee shall promptly send copies of each periodic report filed on Form 8-K or other applicable form, each annual report on Form 10-K, and each Form 15 Suspension Notification, together in each case with the acceptance confirmation receipt from EDGAR, to McKee Nelson LLP and to the Depositor (i) by e-mail to the e-mail addresses provided in writing by each of McKee Nelson LLP and the Depositor, respectively and (ii) to McKee Nelson LLP at 1919 M Street, N.W., Washington, D.C. 20036, and to the Depositor at the address specified in Section 11.07, in each case to the attention of a designated contact specified by each of McKee Nelson LLP and the Depositor, respectively.

(h)

The Trustee shall not have any liability for any delay in filing the Form 10-K or Form 10-K Certification due to failure of any party to timely sign such Form 10-K or Form 10-K Certification.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each Form 8-K (or other applicable form for filing of periodic reports) and, if applicable, each prospectus supplement to be filed pursuant to Rule 424, on behalf of the Depositor.  To the extent that any certification pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended, or any similar certification which may be required to be filed with any Form 8-K, the Depositor shall designate the appropriate party to sign such certification (which shall not be the Trustee).  Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund.  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Trustee shall have no responsibility to file any items other than those specified in this section.

(i)

If so requested, the Trustee shall sign a certification (in the form attached hereto as Exhibit M) for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Trustee shall not be required to undertake an analysis of, and shall have no responsibility for, any financial information, the accountant’s report, certification or other materials contained therein, except for those computations prepared by the Trustee and reflected in the distribution report).  Nothing in this Section 6.20(i) shall relieve the Trustee of its responsibility for the matters as to which it is certifying in the form attached hereto as Exhibit M.

(j)

Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct.  The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND

TERMINATION OF THE TRUST FUND

Section 7.01.

Purchase of Mortgage Loans; Termination of a Mortgage Pool or the Trust Fund Upon Purchase or Liquidation of Mortgage Loans.

(a)

The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee pursuant to Section 4.01, and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14) shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the latest to occur of the sale of the property held by the Trust Fund in accordance with Section 7.01(b) or Section 7.01(c) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions as evidenced by an Opinion of Counsel provided to the Trustee at the expense of the Trust Fund.

(b)

On any Distribution Date occurring on or after the Pool 1-2 Initial Optional Termination Date, the Master Servicer, with the prior written consent of any NIMS Insurer and the Seller (which consent shall not be unreasonably withheld) has the option to purchase the Mortgage Loans in Pool 1 and Pool 2 and any REO Property related to Pool 1 and Pool 2 for the Pool 1-2 Purchase Price upon written direction to the Trustee (delivered no later than 30 days prior to the anticipated sale date); provided, however, if there are any NIM Securities outstanding, the Master Servicer may only exercise its option after receiving the prior written consent of the holders of such NIM Securities and, if such consent is given, the Pool 1-2 Purchase Price shall also include an amount equal to the sum of (1) any accrued interest on the NIM Securities, (2) the unpaid principal balance of any such NIM Securities and (3) any other reimbursable expenses owed by the issuer of the NIM Securities (the “NIM Redemption Amount”).  Upon exercise of such option, the property of the Trust Fund in Pool 1 and Pool 2 shall be sold to the Master Servicer for the Pool 1-2 Purchase Price.  The Master Servicer, each Servicer (or the Trustee, if applicable) shall be reimbursed from the Pool 1-2 Purchase Price for any Mortgage Loan in Pool 1 and Pool 2 or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans in Pool 1 and Pool 2 that are reimbursable to the Master Servicer or the Trustee under this Agreement or the related Servicing Agreement, together with any accrued and unpaid compensation and any other amounts due to the Master Servicer hereunder or the Servicers thereunder, and the Trustee shall be entitled to be reimbursed from the Pool 1-2 Purchase Price for any related amounts owed to the Trustee under Section 6.11 and Section 6.12 hereof.  If the NIMS Insurer directs the Master Servicer to exercise its right to cause the Trust Fund to sell its property in Pool 1 and Pool 2 as described above, then (i) the Master Servicer shall cause the Trust Fund to sell its property in Pool 1 and Pool 2 as described above, (ii) the NIMS Insurer shall remit the Pool 1-2 Purchase Price in immediately available funds to the Master Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Master Servicer shall promptly deposit such funds in the Collection Account and (iii) the Trustee shall transfer the property of the Trust Fund  in Pool 1 and Pool 2 to the NIMS Insurer.  The NIMS Insurer shall be obligated to reimburse the Master Servicer and the Trustee for their reasonable out-of-pocket expenses incurred in connection with its sale of the property in Pool 1 and Pool 2 at the direction of the NIMS Insurer and shall indemnify and hold harmless the Master Servicer and the Trustee for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Master Servicer’s or Trustee’s sale of the property in Pool 1 and Pool 2 at the direction of the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s or Trustee’s, as the case may be, negligence, bad faith or willful misconduct.

(c)

On any Distribution Date occurring on or after the Pool 3 Initial Optional Purchase Date, the Master Servicer, with the prior written consent of any NIMS Insurer and the Seller (which consent shall not be unreasonably withheld) has the option to purchase the Mortgage Loans in Pool 3 and any REO Property related to Pool 3 for the Pool 3 Purchase Price upon written direction to the Trustee (delivered no later than 30 days prior to the anticipated sale date); provided, however, if there are any NIM Securities outstanding, the Master Servicer may only exercise its option after receiving the prior written consent of the holders of the NIM Securities and, if such consent is given, the Pool 3 Purchase Price shall include the NIM Redemption Amount.  Upon exercise of such option, the property of the Trust Fund in Pool 3 shall be sold to the Master Servicer for the Pool 3 Purchase Price.  The Master Servicer, each Servicer (or the Trustee, if applicable) shall be reimbursed from the Pool 3 Purchase Price for any Mortgage Loan in Pool 3 or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans in Pool 3 that are reimbursable to the Master Servicer or the Trustee under this Agreement or the related Servicing Agreement, together with any accrued and unpaid compensation due to the Master Servicer hereunder or the Servicers thereunder, and the Trustee shall be entitled to be reimbursed from the Pool 3 Purchase Price for any related amounts owed to the Trustee under Section 6.11 and Section 6.12 hereof.  If the NIMS Insurer directs the Master Servicer to exercise its right to cause the Trust Fund to sell its property in Pool 3 as described above, then (i) the Master Servicer shall cause the Trust Fund to sell its property in Pool 3 as described above, (ii) the NIMS Insurer shall remit the Pool 3 Purchase Price in immediately available funds to the Master Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Master Servicer shall promptly deposit such funds in the Collection Account and (iii) the Trustee shall transfer the property of the Trust Fund in Pool 3 to the NIMS Insurer.  The NIMS Insurer shall be obligated to reimburse the Master Servicer and the Trustee for their reasonable out-of-pocket expenses incurred in connection with its sale of the property in Pool 3 at the direction of the NIMS Insurer and shall indemnify and hold harmless the Master Servicer and the Trustee for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Master Servicer’s or Trustee’s sale of the property in Pool 3 at the direction of the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s or Trustee’s, as the case may be, negligence, bad faith or willful misconduct.

Section 7.02.

Procedure Upon Termination of Trust Fund.

(a)

Notice of any termination of the Trust Fund pursuant to the provisions of Section 7.01(b), specifying the Distribution Date upon which the final distribution shall be made to the holders of Certificates, shall be given promptly by the Trustee by first class mail to such Certificateholders, mailed upon (x) no later than five Business Days after the Trustee has received notice from the Master Servicer of its intent to exercise its right to cause the termination of the Trust Fund, or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund.  Any such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the related Certificates at the applicable Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the related Certificates at the office or agency of the Trustee therein specified.  The Trustee shall give such notice to the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the related Certificates.  Upon any termination pursuant to this Section 7.01(a), the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b)

In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)

Any reasonable expenses incurred by the Trustee in connection with any termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

(d)

If the Master Servicer exercises its option under either Section 7.01(b) or Section 7.01(c) and the other option remains unexercised or is not yet exercisable, then the Trustee shall treat the exercise of the option and purchase of the property of the Trust Fund subject to the option as a termination of the Trust Fund solely with respect to the outstanding Certificates related to the Pool or Pools that have been purchased.  The Trustee shall provide notice to the affected Certificateholders in the same manner and shall follow the same procedures with respect to such Certificateholders as it would in the case of a termination of the Trust Fund pursuant to Section 7.02(a).

Section 7.03.

Additional Trust Fund Termination Requirements.

(a)

 In the event of any termination of the Trust Fund or portion thereof pursuant to Section 7.01(b) or 7.01(c), the REMIC holding the related Mortgage Loans shall be liquidated in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party purchasing the Mortgage Loans pursuant to Section 7.01(b) or 7.01(c)), and subsequently receives, an Opinion of Counsel (at the expense of such purchasing party), addressed to the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)

Within 89 days prior to the time of the making of the final payment on the related Certificates (and upon notification by the Master Servicer that it intends to exercise its option to cause the termination of the Trust Fund, if such termination is pursuant to Section 7.01(b) or 7.01(c)), the Trustee shall adopt a plan of complete liquidation of REMIC LT-1&2 or REMIC LT-3, as applicable, meeting the requirements of a qualified liquidation under the REMIC Provisions;

(ii)

Any sale of the assets of REMIC LT-1&2 or REMIC LT-3, as applicable, pursuant to Section 7.01 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the related Certificates;

(iii)

On the date specified for final payment of the related Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand, with respect to REMIC LT-1&2 or REMIC LT-3, as applicable, after such final payment (other than cash retained to meet claims), and such REMIC shall terminate at that time; and

(iv)

In no event may the final payment on the related Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(v)

Upon the termination of a REMIC pursuant to this paragraph (a), if REMIC LT-1&2 or REMIC LT-3 are not outstanding following such termination, each other REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not result in an Adverse REMIC Event:

(A)

concurrently with the adoption of the plan of complete liquidation of REMIC LT-1&2 or REMIC LT-3, as applicable, and as set forth above, the Trustee shall adopt a plan of complete liquidation of each other REMIC; and

(B)

at or after the time of adoption of any such plan of complete liquidation for each other REMIC, and at or prior to the final Distribution Date of REMIC LT-1&2 or REMIC LT-3, as applicable, the Trustee shall sell all of the assets of each other REMIC for cash

(vi)

By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept each plan of complete liquidation adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or any Servicer.

Section 7.04.

Optional Purchase Right of NIMS Insurer.

The NIMS Insurer may purchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances, Servicing Fees or Trustee Fees and any unreimbursed expenses of the Trustee allocable to such Distressed Mortgage Loan.  Any such purchase shall be accomplished by the NIM Insurer’s remittance of the purchase price for the Distressed Mortgage Loan to the Master Servicer for deposit into the Collection Account.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01.

Limitation on Rights of Holders.

(a)

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount, as applicable, (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02.

Access to List of Holders.

(a)

If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)

If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c)

Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Certificate Registrar and the Trustee, that none of the Depositor, the Master Servicer, the Certificate Registrar, the Paying Agent or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03.

Acts of Holders of Certificates.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Certificate Registrar and the Paying Agent and, where expressly required herein, to the Master Servicer.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Master Servicer, if made in the manner provided in this Section.  Each of the Trustee and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)

The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Master Servicer, the Paying Agent or the Depositor shall be affected by any notice to the contrary.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

BY THE MASTER SERVICER

Section 9.01.

Duties of the Master Servicer.

The Certificateholders, by their purchase and acceptance of the Certificates, appoint Aurora Loan Services LLC, as Master Servicer.  For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of each Servicing Agreement.

Section 9.02.

Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a)

The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans and shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee, the Master Servicer shall provide the Trustee upon request, with a copy of such policy and fidelity bond.  The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon request.

(b)

The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect.  The Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans.  The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance.  If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee.  Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account.  Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 9.03.

Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to March 15 of each year, beginning in March 2006.  Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 9.04.

Power to Act; Procedures.

(a)

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificateholders under this Agreement.  The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Servicer (to the extent permitted in the related Servicing Agreement), when the Master Servicer or a Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan with MERS, or cause the removal from the registration of any Mortgage Loan on the MERS system, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successor and assigns.  The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event.  Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  The Trustee shall execute, upon request, any powers of attorney furnished to it by the Master Servicer empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service or administer the Mortgage Loans and carry out its duties hereunder and to allow such Servicer to service the Mortgage Loans, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer).  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.  Notwithstanding anything to the contrary, the Master Servicer shall not without the Trustee’s written consent:  (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

(b)

In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures, and shall exercise the same care that it customarily employs and exercises master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement.  Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Premium, except as set forth below) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause such Servicer (if required by the applicable Servicing Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.  Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not make or knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan unless:  (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable, (2) in the case of a waiver of a Prepayment Premium if (a) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or applicable Servicer, reasonably foreseeable, and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (b) if the prepayment is not the result of a refinancing by the Servicer or any of its affiliates and such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable, and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (c) the collection of the Prepayment Premium would be in violation of applicable laws or (d) the collection of such Prepayment Premium would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters, and (3) the Master Servicer shall have provided or caused to be provided to the Trustee an Opinion of Counsel (if required by the applicable Servicing Agreement) (which opinion shall, if provided by the Master Servicer, be an expense reimbursed from the Collection Account pursuant to Section 4.02(v)) in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event; provided, in no event shall an Opinion of Counsel be required for the waiver of a Prepayment Premium under clause (2) above.

Section 9.05.

Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)

Each Servicing Agreement requires the applicable Servicer, respectively, to service the Mortgage Loans in accordance with the provisions thereof.  References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer.  Any fees and other amounts payable to a Servicer shall be deducted from amounts remitted to the Master Servicer by such Servicer to the extent permitted by the applicable Servicing Agreement and shall not be an obligation of the Trust Fund, the Trustee or the Master Servicer.

(b)

The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the related Servicer is not required to take under the related Servicing Agreement and (ii) cause a Servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this Agreement that requires the Master Servicer to take such action or cause the Servicer to take such action.

(c)

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its reasonable best efforts to enforce the obligations of each Servicer under the related Servicing Agreement, and shall, upon obtaining actual knowledge of the failure of a Servicer to perform its obligations in accordance therewith, to the extent that such non-performance of such obligations would have a material adverse effect on a Mortgage Loan, the Trust Fund or the Certificateholders, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

(d)

The Master Servicer shall be entitled to conclusively rely on any certifications or other information provided by the Servicers under the terms of the applicable Servicing Agreement, in its preparation of any certifications, filings or reports, in accordance with the terms hereof or as may be required by applicable law or regulation.

Section 9.06.

Collection of Taxes, Assessments and Similar Items.

(a)

To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an “Escrow Account”) and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors.  Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement.  Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer.  The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02 or otherwise.

(b)

Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders.  Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

Section 9.07.

Termination of Servicing Agreements; Successor Servicers.

(a)

The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer or the related Servicer, the Master Servicer shall either act as Servicer of the related Mortgage Loans or provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the applicable Servicing Agreement.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer.  The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b)

If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.  The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c)

If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable.  To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer’s Certificate to such effect to the Master Servicer and the Trustee.

Section 9.08.

Master Servicer Liable for Enforcement.

Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements.  The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders.  The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.  Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of any Servicer in the performance by such Servicer of its obligations under the related Servicing Agreement.

Section 9.09.

No Contractual Relationship Between Any Servicer and Trustee or Depositor.

Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving any Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof, but shall have rights thereunder as third party beneficiaries.

Section 9.10.

Assumption of Servicing Agreement by Trustee.

(a)

In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), after a period not to exceed ninety days after the issuance of any notice of termination pursuant to Section 6.14 or Section 9.28, as applicable, the Trustee shall, in accordance with Section 6.14, thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans.  The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder; provided that the Master Servicer shall not indemnify or hold harmless the Trustee against negligent or willful misconduct of the Trustee.

(b)

The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.11.

Due-on-Sale Clauses; Assumption Agreements; Easements.

(a)

To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, and to the extent that the Master Servicer has knowledge of the conveyance of a Mortgaged Property, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

(b)

The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for the granting of an easement thereon in favor of another Person or any alteration or demolition of the related Mortgaged Property if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be materially adversely affected thereby.  Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or such Servicer as additional servicing compensation.

Section 9.12.

Release of Mortgage Files.

(a)

Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer shall, or shall cause the applicable Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 hereof have been or will be so deposited) of a Servicing Officer and shall request (on the form attached hereto as Exhibit C or on the form attached to the related Custodial Agreement) the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File; provided, however, that in lieu of sending a hard copy certification of a Servicing Officer, the Master Servicer may, or may cause, the Servicer to, deliver the request for release in a mutually agreeable electronic format, and to the extent that such a request, on its face, originates from a Servicing Officer, no original signature shall be required.  Upon receipt of such certification and request, the Trustee or the applicable Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and neither the Trustee nor the applicable Custodian shall have any further responsibility with regard to such Mortgage File.  Upon any such payment in full, the Master Servicer is authorized, and each Servicer, to the extent such authority is provided for under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee or the applicable Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer).  Such trust receipt shall obligate the Master Servicer or Servicer to return the Mortgage File to the Trustee or the applicable Custodian, as applicable, when the need therefor by the Master Servicer or Servicer no longer exists unless (i) the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or the applicable Custodian, as applicable, to the Master Servicer (or the applicable Servicer) or (ii) the Mortgage File has been delivered directly or through a Servicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Servicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose of such delivery.

Section 9.13.

Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)

The Master Servicer shall transmit, or shall cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Trustee or the applicable Custodian.  Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement.  The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement.

(c)

The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or any Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d)

The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 9.14.

Representations and Warranties of the Master Servicer.

(a)

The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)

it is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)

the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)

this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)

the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)

no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)

the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)

the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi)

the information about the Master Servicer under the heading “The Master Servicer” in the Offering Document relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b)

It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 9.14(a).  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.  Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

(c)

It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement.  The Depositor shall indemnify the Master Servicer and hold each harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 2.03(a)(i) through (vi) hereof.  It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy hereunder of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(a)(i) through (vi) hereof shall accrue upon discovery of such breach by either the Depositor or the Master Servicer or notice thereof by any one of such parties to the other parties.

Section 9.15.

Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller and the Trustee one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 9.16.

Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 9.16 or any Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02.

Section 9.17.

Presentment of Claims and Collection of Proceeds.

The Master Servicer shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property or related to the related Mortgagor in accordance with the Master Servicer’s or related Servicer’s normal servicing procedures need not be so deposited (or remitted).

Section 9.18.

Maintenance of the Primary Mortgage Insurance Policies.

(a)

The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or such Servicer, would have been covered thereunder.  To the extent that coverage is available, the Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not knowingly permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees, to the extent provided in each Servicing Agreement, to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

Section 9.19.

Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the applicable Custodian) shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the applicable Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause each Servicer to deliver to the Trustee (or the applicable Custodian), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or any Servicer from time to time.

Section 9.20.

Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall use its reasonable best efforts to, or to cause each Servicer to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the  applicable Servicing Agreement.  Alternatively, the Master Servicer may take, or authorize any Servicer to take, other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 9.04.  In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 9.18, follow such practices and procedures as it shall reasonably determine to be in the best interests of the Trust Fund and the Certificateholders and which shall be consistent with its customary practices in performing its general mortgage servicing activities; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement.  Neither the Master Servicer, nor any Servicer, shall be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or toward the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (as provided in Section 4.02).

Section 9.21.

Compensation to the Master Servicer.

The Master Servicer shall be entitled to withdraw from the Collection Account, subject to Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account.  If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as compensation.  The provisions of this Section 9.21 are subject to the provisions of Section 6.14.

Section 9.22.

REO Property.

(a)

In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders.  The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

(b)

The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

(c)

The Master Servicer and each Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Net Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Master Servicer Remittance Date.

Section 9.23.

 [Reserved]

Section 9.24.

Reports to the Trustee.

(a)

Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer.  Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention:  Contract Finance and to any Certificateholders (or by the Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b)

Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

(c)

All information, reports and statements prepared by the Master Servicer under this Agreement shall be based upon information supplied to the Master Servicer by the Servicer without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

Section 9.25.

Annual Officer’s Certificate as to Compliance.

(a)

The Master Servicer shall deliver to the Trustee no later than five (5) Business Days after March 15th of each calendar year, commencing in March 2006, an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31st:  (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of such Servicer’s annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.  Such annual certification shall cover items (i) through (iv) with such other additional items as may be required by applicable law or regulation.

(b)

Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 9.26.

Annual Independent Accountants’ Servicing Report.

If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee and the Depositor no later than five (5) Business Days after March 15th of each calendar year, commencing in March 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers or such other attestation programs as may be required by applicable law or regulation, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report.  Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies.  If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.  To the extent that the Master Servicer receives an Annual Independent Accountant’s Servicing Report from any Servicer, the Master Servicer shall forward a copy of such report to the Trustee.  If the report is not received from the Servicer, the Master Servicer shall request that the applicable Servicer deliver such report.

Section 9.27.

Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.28.

Resignation of Master Servicer.

Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee.  No such resignation shall become effective until a period of time not to exceed 90 days after the Trustee receives written notice thereof from the Master Servicer and until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

Section 9.29.

Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

Section 9.30.

Limitation on Liability of the Master Servicer and Others.

(a)

The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)

No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c)

None of the Master Servicer, the Seller or the Depositor or any of the directors, officers, employees or agents of any of them shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder.  The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

Section 9.31.

Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Certificate Registrar, the Paying Agent and the Trustee (and each of their respective directors, officers, employees and agents) and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Certificate Registrar, the Paying Agent or the Trustee may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement.  The Depositor, the Certificate Registrar, the Paying Agent and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01.

REMIC Administration.

(a)

REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.  For purposes of such designations, the interest rate of any regular interest that is computed by taking into account the weighted average of the Net Mortgage Rates of the Mortgage Loans shall be reduced by the amount of any expense paid by the Trust to the extent that (i) such expense was not taken into account in computing the Net Mortgage Rate of any Mortgage Loan, (ii) such expense does not constitute an “unanticipated expense” of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) and (iii) the amount of such expense was not taken into account in computing the interest rate of a more junior Class of regular interests.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 86OG(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

(c)

The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer).  The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account; provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by Section 6.20 and this Section.

(d)

The Trustee shall prepare, the Trustee shall sign, and the Trustee will file, all of each REMIC’s federal and applicable state tax and information returns as such REMIC’s direct representative.  As used herein, applicable state tax and information returns shall mean returns as may be required by the laws of any state the applicability of which to the Trust Fund shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect, or by delivery to the Trustee of a written notification to such effect by the taxing authority of such state.  The expenses of preparing and filing such returns shall be borne by the Trustee.

(e)

The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

The Trustee shall be entitled to receive reasonable compensation from the Trust Fund for the performance of its duties under this subsection (e); provided, however, that such compensation shall not exceed $5,000 per year.

(f)

The Trustee, the Master Servicer and the Holders of Certificates shall take any action, within their respective control and scope of their duties, or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, within their respective control, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action, within their respective control and scope of their duties, that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h)

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)

Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)

Upon the request of any Rating Agency, the Trustee shall deliver an Officer’s Certificate stating, without regard to any actions taken by any party other than the Trustee, the Trustee’s compliance with provisions of this Section 10.01.

(l)

The Trustee shall treat the Pool 1-2 Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holder of the Class X Certificates and that is not an asset of any REMIC.  The Trustee shall treat the Pool 3 Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holder of the Class 3-X Certificates and that is not an asset of any REMIC.  The Trustee shall treat the rights of the Certificateholders (other than the Holders of the Class 1-AX, Class X, Class 3-X, Class R, Class 3-R, Class P and Class 3-P Certificates) to receive Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls (and, in the case of any Certificate relating to Group 3, any right to receive interest reflecting an interest rate greater than the Pool 3 REMIC Maximum Rate) as rights in an interest rate cap contract written by the Class X Certificateholder in favor of such Certificateholders, in the case of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 2-A1, Class 2-A2, Class M1, Class M2 and Class M3 Certificates, and by the Class 3-X Certificateholders in favor of the holders of Group 3 Certificates.  Thus, each Certificateholder (other than the Holders of the Class 1-AX, Class X, Class 3-X, Class R, Class 3-R,  Class P and Class 3-P Certificates) shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract.  For tax purposes the interest rate cap contract will be deemed to have a value of $87,000.  In addition, the Trustee shall treat the REMIC regular interest evidenced by the Class 3-AIO Certificates as being entitled to receive on each Distribution Date an amount of interest equal to that distributable on the Class LT5-AIO Interest on such Distribution Date.  Any excess of the amount of interest accruing on the Class LT5-AIO Interest on a Distribution Date in excess of the amount of interest payable on such Distribution Date on the Class 3-AIO Certificates shall be treated as having been paid by the holders thereof to the Class 3-X Certificateholders pursuant to a notional principal contract.  For tax purposes, such contract shall be deemed to have a value of $1,000.

(m)

[Reserved]

(n)

Notwithstanding the priority and sources of payments set forth in Article 5 hereof or otherwise, the Trustee shall account for all distributions with respect to a Class of Certificates in amounts that differ from those payable pursuant to the REMIC regular interest corresponding to such Class as amounts paid or received (as appropriate) pursuant to the interest rate cap contracts provided for in this Section.  In no event shall any such amounts be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

Section 10.02.

Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates, or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

Section 10.03.

Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor, the Class X or Class R Certificateholder, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity.  Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 10.04.

REO Property.

(a)

Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b)

The Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value.  In any event, however, the Master Servicer shall, or shall cause the applicable Servicer to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event.  If the Master Servicer has received such an extension, then the Master Servicer, acting on the Trustee’s behalf hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Master Servicer has not received such an extension and the Master Servicer or the applicable Servicer, acting on behalf of the Trustee hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.

Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02.

Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03.

Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, and without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section.  Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

(b)

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount, as applicable (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount, as applicable (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c)

Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

(d)

It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)

Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

Section 11.04.

Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount, as applicable (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee, any Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee, any Servicer or any Affiliate thereof.

Section 11.05.

Provision of Information.

(a)

For so long as any of the Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders, and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.  Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

(b)

The Trustee shall make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent that the Trustee has such documents in its possession or such documents are reasonably obtainable by the Trustee).  Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

(c)

On each Distribution Date, the Trustee shall make available on its website or otherwise deliver to the Depositor a copy of the report delivered to Certificateholders pursuant to Section 4.03.

Section 11.06.

Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07.

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention:  Mortgage Finance, LXS 2005-1, (b) in the case of the Seller, Lehman Brothers Holdings Inc., 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention:  Mortgage Finance, LXS 2005-1, (c) in the case of the Trustee, the applicable Corporate Trust Office and (d) in the case of the Master Servicer, Aurora Loan Services LLC, 327 Inverness Drive South, Englewood, Colorado 80112; Attention:  Master Servicing, LXS 2005-1, or, as to each party such other address as may hereafter be furnished by such party to the other parties in writing.  All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

Section 11.08.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09.

Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10.

Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11.

Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

Section 11.12.

Special Notices to the Rating Agencies.

(a)

The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

(i)

any amendment to this Agreement pursuant to Section 11.03;

(ii)

any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii)

the occurrence of any Event of Default described in Section 6.14;

(iv)

any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v)

the appointment of any successor to any Master Servicer pursuant to Section 6.14;

(vi)

the making of a final payment pursuant to Section 7.02; and

(vii)

any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

(b)

All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody’s, to:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York  10007

Attention:  Residential Mortgages

If to S&P, to:

Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10014

Attention:  Residential Mortgages

(c)

The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03.  In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

Section 11.13.

Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern unless such provisions shall adversely affect the Trustee or the Trust Fund.

Section 11.14.

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15.

Transfer of Servicing.

The Seller agrees that it shall provide written notice to the Master Servicer and the Trustee thirty days prior to any proposed transfer or assignment by the Seller of its rights under the Servicing Agreement or of the servicing thereunder from time to time with respect to any Mortgage Loan or group of Mortgage Loans, or delegation of its rights or duties thereunder or any portion thereof to any other Person other than the initial Servicer under such Servicing Agreement; provided, however, that the Seller shall not be required to provide prior notice of any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date.  In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under the Servicing Agreement or to transfer the servicing thereunder, from time to time with respect to any Mortgage Loan or group of Mortgage Loans, to a successor servicer shall be subject to the following conditions:

(i)

satisfaction of the conditions to such transfer as set forth in the Servicing Agreement including, without limitation, receipt of written consent of the Master Servicer to such transfer;

(ii)

Such successor servicer must be qualified to service loans for Fannie Mae or Freddie Mac, and must be a member in good standing of MERS;

(iii)

Such successor servicer must satisfy the seller/servicer eligibility standards in the Servicing Agreement, exclusive of any experience in mortgage loan origination and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

(iv)

Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer;

(v)

If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

(vi)

The Seller shall, at its cost and expense, take such steps, or cause the transferring Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the specified Mortgage Loans to such successor or replacement servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor or replacement servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor or replacement servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor or replacement servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Master Servicer Remittance Date, to the Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor or replacement servicer, continue to forward to such successor or replacement servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor or replacement servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor or replacement servicer, continue to cooperate with the successor or replacement servicer to facilitate such transfer in such manner and to such extent as the successor or replacement servicer may reasonably request.  Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the Servicing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES

CORPORATION, as Depositor

By:        /s/ Michael Hitzmann

Name:  Michael Hitzmann

Title:    Vice President

AURORA LOAN SERVICES LLC, as Master

Servicer

By:        /s/ Linda Sherman

Name:  Linda Sherman

Title:    Senior Vice President

CITIBANK, N.A.,

as Trustee

By:         /s/ John Hannon

Name:   John Hannon

Title:    AVP

Solely for purposes of Section 11.15,

accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By:  /s/ Joseph J. Kelly

Name:  Joseph J. Kelly

Title:    Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

Date

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Citibank Agency & Trust (LXS 2005-1)

Aurora Loan Services LLC, as Master Servicer

327 Inverness Drive South

Englewood, Colorado 80112

Structured Asset Securities Corporation,

as Depositor

745 Seventh Avenue

7th Floor

New York, New York 10019

Attention: Mortgage Finance, LXS 2005-1

Re:

Trust Agreement dated as of June 1, 2005 (the “Trust

Agreement”), by and among Structured Asset Securities

Corporation, as Depositor, Aurora Loan Services LLC,

as Master Servicer and Citibank, N.A., as Trustee with

respect to Lehman XS Trust Mortgage Pass-Through

Certificates, Series 2005-1

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

[Custodian]

By:

Name:

Title:

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

Date

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Citibank Agency & Trust (LXS 2005-1)

Aurora Loan Services LLC, as Master Servicer

327 Inverness Drive South

Englewood, Colorado 80112

Structured Asset Securities Corporation,

as Depositor

745 Seventh Avenue, 7th Floor

New York, New York 10019

Attention: Mortgage Finance, LXS 2005-1

Re:

Trust Agreement dated as of June 1, 2005 (the “Trust

Agreement”), by and among Structured Asset Securities

Corporation, as Depositor, Aurora Loan Services LLC,

as Master Servicer and Citibank, N.A., as Trustee with

respect to Lehman XS Trust Mortgage Pass-Through

Certificates, Series 2005-1

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

[Custodian]

By:

Name:

Title:

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

Date

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Citibank Agency & Trust (LXS 2005-1)

Aurora Loan Services LLC, as Master Servicer

327 Inverness Drive South

Englewood, Colorado 80112

Structured Asset Securities Corporation,

as Depositor

745 Seventh Avenue, 7th Floor

New York, New York 10019

Attention: Mortgage Finance, LXS 2005-1

Re:

Trust Agreement dated as of June 1, 2005 (the “Trust

Agreement”), by and among Structured Asset Securities

Corporation, as Depositor, Aurora Loan Services LLC,

as Master Servicer and Citibank, N.A., as Trustee with

respect to Lehman XS Trust Mortgage Pass-Through

Certificates, Series 2005-1

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (vi) of the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

[Custodian]

By:

Name:

Title:

EXHIBIT B-4

FORM OF ENDORSEMENT

Pay to the order of Citibank, N.A., as trustee (the “Trustee”), under a Trust Agreement dated as of June 1, 2005, among Structured Asset Securities Corporation, as depositor, Aurora Loan Services LLC, as master servicer, and the Trustee, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1, without recourse.

[current signatory on note]

By:

Name:

Title:

EXHIBIT C

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Date

[Addressed to Trustee

or, if applicable, Custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of June 1, 2005 by and among Structured Asset Securities Corporation, as Depositor, Citibank, N.A., as Trustee, and Aurora Loan Services LLC, as Master Servicer (the “Trust Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.

Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account pursuant to the Trust Agreement.)

2.

The Mortgage Loan is being foreclosed.

3.

Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

4.

Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Certificate Account pursuant to the Trust Agreement.)

5.

Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

[Name of Servicer]

By:

Name:

Title:    Servicing Officer

EXHIBIT D-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
	)	ss.:
COUNTY OF	)

[NAME OF OFFICER],                                  being first duly sworn, deposes and says:

1.

That he [she] is [title of officer]                                            of [name of Purchaser]                                                                                                (the “Purchaser”), a                                            [description of type of entity] duly organized and existing under the laws of the [State of                      ] [United States], on behalf of which he [she] makes this affidavit.

2.

That the Purchaser’s Taxpayer Identification Number is [           ].

3.

That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.  For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.

That the Purchaser either (x) is not, and on                                            [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee, and upon which the Trustee, the Master Servicer, any NIMS Insurer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any NIMS Insurer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

5.

That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Citibank, N.A., as Trustee, dated as of June 1, 2005, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.

That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.

That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.

That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

9.

That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10.

That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.  “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on September 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.

That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

12.

That the Purchaser consents to the designation of the Trustee as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this           day of                      , 20   .

[name of Purchaser]

By:

Name:

Title:

Personally appeared before me the above-named [name of officer]                             , known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer]                              of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this                day of                      , 20   .

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the                day of                     , 20   .

EXHIBIT D-2

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

Date

Re:

Lehman XS Trust

Mortgage Pass-Through Certificates, Series 2005-1

                                           (the “Transferor”) has reviewed the attached affidavit of                                                                        (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:

Title:

EXHIBIT E

SERVICING AGREEMENTS

EXHIBIT F

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:

Lehman XS Trust

Mortgage Pass-Through Certificates

Series 2005-1

Reference is hereby made to the Trust Agreement dated as of June 1, 2005 (the “Trust Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Citibank, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $               initial Certificate Balance of Class       Certificates which are held in the form of Definitive Certificates registered in the name of                                  (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor.

[Name of Transferor]

By:

Name:

Title:

Dated:                       ,

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR

INSTITUTIONAL ACCREDITED INVESTOR

Date

Dear Sirs:

In connection with our proposed purchase of $                             principal amount of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1 (the “Privately Offered Certificates”) of the Structured Asset Securities Corporation (the “Depositor”), we confirm that:

(1)

We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of June 1, 2005 by and among the Depositor, Aurora Loan Services LLC, as Master Servicer, and Citibank, N.A., as Trustee (the “Trustee”), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)

We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)

We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)

We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)

We have received such information as we deem necessary in order to make our investment decision.

(6)

If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:

Name:

Title:

EXHIBIT H

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is the                                                  of (the “Investor”), a [corporation duly organized] and existing under the laws of                         , on behalf of which he makes this affidavit.

2.

The Investor either (x) is not, and on                          [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee, and upon which the Trustee, the Master Servicer, any NIMS Insurer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any NIMS Insurer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

3.

The Investor hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Citibank, N.A., as Trustee, dated as of June 1, 2005, regarding Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this         day of                                     , 20     .

[Investor]

By:

Name:

Title:

ATTEST:

STATE OF	)
	)	ss.:
COUNTY OF	)

Subscribed and sworn before me this            day of                      20       .

NOTARY PUBLIC

My commission expires the

             day of                        , 20      .

EXHIBIT I

[RESERVED]

EXHIBIT J

[RESERVED]

EXHIBIT K

CUSTODIAL AGREEMENTS

[To be inserted]

EXHIBIT L

[Reserved]

EXHIBIT M

FORM OF CERTIFICATION TO BE PROVIDED TO

THE DEPOSITOR AND/OR THE MASTER SERVICER BY THE TRUSTEE

Structured Asset Securities Corporation

745 Seventh Avenue, 7th Floor

New York, New York 10019

Attention: Mortgage Finance, LXS 2005-1

Aurora Loan Services LLC

327 Inverness Drive South

Englewood, Colorado 80112

Re:

Lehman XS Trust

Mortgage Pass-Through Certificates, Series 2005-1

Reference is made to the Trust Agreement dated as of June 1, 2005 (the “Trust Agreement”), by and among Citibank, N.A., (the “Trustee”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and Structured Asset Securities Corporation, as depositor (the “Depositor”).  The Trustee hereby certifies to the Depositor and the Master Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)

The Trustee has reviewed the annual report on Form 10-K for the fiscal year [   ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

(ii)

Based solely upon the information provided to us by the Master Servicer, the information set forth in the reports referenced in (i) above does not contain any untrue statement of material fact; and

(iii)

Based on my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement is included in these reports.

Date:

CITIBANK, N.A., as Trustee

By:

Name:

Title:

EXHIBIT N

FORMS OF CAP AGREEMENTS

EXHIBIT O

[RESERVED]

EXHIBIT P

[RESERVED]

SCHEDULE A

MORTGAGE LOAN SCHEDULE